                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Georgia-Pacific Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [CRC COVER]



                         Georgia-Pacific Corporation
                                Notice of 1995
                                    Annual
                                  Meeting of
                               Shareholders and
                               Proxy Statement

                            [Georgia-Pacific Logo]

[GEORGIA PACIFIC LOGO]

                     Georgia-Pacific Corporation 133 Peachtree Street NE (30303)
                                                 P.O. Box 105605
                                                 Atlanta, Georgia 30348-5605
                                                 Telephone (404)652-4000

                                                                  March 28, 1995

Dear Shareholder:

     The Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held on May 2, 1995, at the Radisson Riverfront Hotel, 2 Tenth Street, in Augusta, Georgia. The meeting will begin promptly at 11:00 A.M., local time, and we hope that it will be possible for you to attend.

     The following Notice of Annual Meeting lists the business to be conducted at the meeting, which includes the election of directors.

     To expedite the admissions process for the Annual Meeting, please indicate if you will be attending by marking the appropriate box on the enclosed proxy card and returning it to our transfer agent, First Chicago Trust Company of New York. If marked and returned, approximately two weeks prior to the Annual Meeting, an admission card will be sent to you.

     Regardless of whether you plan to be present at the Annual Meeting, your shares should be represented and voted. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND.

                                        Sincerely,
                                        A. D. Correll
                                        -------------
                                        A. D. Correll
                                        Chairman and Chief Executive Officer

                          GEORGIA-PACIFIC CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 1995

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on Tuesday, May 2, 1995, at 11:00 A.M., local time, for the purposes of:

     (1) electing four directors;

     (2) approving the 1995 Economic Value Incentive Plan;

     (3) approving the 1995 Shareholder Value Incentive Plan;

     (4) approving the 1995 Employee Stock Purchase Plan;

     (5) approving the Outside Directors Stock Plan; and

     (6) transacting such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Corporation at the close of business on March 13, 1995 are entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,
                                          Kenneth F. Koury
                                          ----------------
                                          Kenneth F. Khoury
                                          Secretary

133 Peachtree Street, N.E.
Atlanta, Georgia 30303
March 28, 1995

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          GEORGIA-PACIFIC CORPORATION
                           133 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                             ---------------------

                                PROXY STATEMENT

     The 1995 Annual Meeting of Shareholders of Georgia-Pacific Corporation ("Georgia-Pacific" or the "Corporation") will be held on May 2, 1995, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The solicitation of the enclosed proxy is made by the Board of Directors of the Corporation (the "Board") and the cost of the solicitation will be borne by the Corporation. On or about March 28, 1995, the Corporation commenced mailing this Proxy Statement and the enclosed form of proxy to holders of the Common Stock of the Corporation ("Common Stock").

OUTSTANDING VOTING SECURITIES OF THE CORPORATION

     Holders of record of Common Stock at the close of business on March 13, 1995, are entitled to one vote for each share of Common Stock held. As of March 13, 1995, 90,551,761 shares of Common Stock were outstanding.

ACTION TO BE TAKEN UNDER THE PROXIES

     A properly executed proxy in the enclosed form will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby for the election of four nominees for director in Class II; for approving the 1995 Economic Value Incentive Plan; for approving the 1995 Shareholder Value Incentive Plan; for approving the 1995 Employee Stock Purchase Plan; for approving the Outside Directors Stock Plan; and at their discretion as to such other business as may properly come before the meeting or any adjournment thereof. The Board does not know of any other business to be brought before the meeting. It is not anticipated that any nominee for election as a director will become unable to accept nomination, but if such an event should occur the person or persons acting under the proxies will vote for any substitute nominee who may be designated by the Nominating Committee of the Board or by the Board itself.

CONFIDENTIAL VOTING POLICY

     The Board has adopted a policy to ensure the confidentiality of the individual votes of the Corporation's shareholders, with certain limited exceptions. The policy provides that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to the Corporation, its affiliates, directors, officers and employees or to any third parties except where (i) disclosure is required by applicable law, (ii) a shareholder expressly requests disclosure with respect to his or her vote, or (iii) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. In addition, aggregate vote totals may be disclosed to the Corporation from time to time and publicly announced at the meeting of shareholders to which such vote totals relate. Proxy cards will be returned to, and tabulated by, an independent third party. The Corporation is not required to comply with this confidential voting policy in the event of a proxy contest unless the other person soliciting proxies in the contest agrees to comply with the policy.

     This confidential voting policy does not prohibit shareholders from disclosing the nature of their votes to the Corporation or to the Board if they wish to do so. The policy is intended to enhance shareholder rights and to encourage free and voluntary communication between the Corporation and its shareholders.

                            I. ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Bylaws of the Corporation provide for the division of the Board into three classes with the directors in each class serving for a term of three years. At the Annual Meeting of Shareholders on May 2, 1995, four nominees for director in Class II are to be elected to serve until the Annual Meeting of Shareholders in 1998, or until their successors are elected and qualified. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present, in person or by proxy. All current directors serve on the Board pursuant to shareholder election except
David R. Goode, who was elected by the Board, effective July 27, 1992, as a director in Class II to fill a vacancy on the Board.
- --------------------------------------------------------------------------------

                Nominees for Election in Class II on May 2, 1995
- --------------------------------------------------------------------------------

- ----------------   DONALD V. FITES, 61, has been Chairman of the Board and Chief Executive
- ----------------   Officer of Caterpillar Inc. (manufacture of earthmoving, construction and
- ----(Photo)-----   other equipment and engines), Peoria, Illinois since July 1, 1990, having
- ----------------   previously served as President and Chief Operating Officer from June 1989
- ----------------   through June 1990 and as Executive Vice President from 1985 through June
- ----------------   1989. Prior to that time, he held various positions with Caterpillar Inc.
- ----------------   since 1956. Mr. Fites has been a director of the Corporation since 1992.
- ----------------
- ----------------   Mr. Fites is also a director of Caterpillar Inc., First Chicago Corporation and Mobil Corporation.
- ----------------------------------------------------------------------------------------------
- ----------------   HARVEY C. FRUEHAUF, JR., 65, President of HCF Enterprises, Inc. (private
- ----------------   investment management company), St. Clair Shores, Michigan, has been a
- ----(Photo)-----   director of Georgia-Pacific since 1968. Mr. Fruehauf has been President of
- ----------------   HCF Enterprises, Inc. since 1969.
- ----------------
- ----------------
- ----------------
- ----------------
- ----------------
- ----------------------------------------------------------------------------------------------
- ----------------   DAVID R. GOODE, 54, Chairman, President and Chief Executive Officer of
- ----------------   Norfolk Southern Corporation (a transportation holding company), Norfolk,
- ----(Photo)-----   Virginia, has been a director of Georgia-Pacific since 1992. Mr. Goode
- ----------------   served as Vice President -- Taxation of Norfolk Southern Corporation from
- ----------------   July 1, 1985, until January 1, 1991, as Executive Vice President --
- ----------------   Administration from January 1, 1991, until October 1, 1991, and as President
- ----------------   from October 1, 1991, until assuming his present duties effective September 1,
- ----------------   1992.  Mr. Goode is also a director of Norfolk Southern Corporation, Caterpillar
- ----------------   Inc. and TRINOVA Corporation.

- ----------------------------------------------------------------------------------------------
- ----------------   JAMES B. WILLIAMS, 62, Chairman and Chief Executive Officer of SunTrust
- ----------------   Banks, Inc. (bank holding company), Atlanta, Georgia, since April 1991 and
- ----(Photo)-----   April 1990, respectively, has been a director of Georgia-Pacific since
- ----------------   1989. Mr. Williams was President of SunTrust Banks, Inc. from April 1990
- ----------------   until April 1991 and Vice Chairman from July 1984 through April 1990.
- ----------------
- ----------------   Mr. Williams is also a director of The Coca-Cola Company, Genuine Parts
- ----------------   Company, Rollins, Inc., RPC Energy Services, Inc., Sonat Inc. and SunTrust
- ----------------   Banks, Inc.
- ----------------
- ----------------------------------------------------------------------------------------------
  Continuing Directors
- ----------------------------------------------------------------------------------------------
- ----------------   ROBERT CARSWELL, 66, has been a director of Georgia-Pacific since 1987, and
- ----------------   his current term as a director will expire in 1996. Mr. Carswell has been
- ----(Photo)-----   of Counsel to the law firm of Shearman & Sterling, New York, New York since
- ----------------   January 1994, and was a partner of that firm from 1981 through 1993.
- ----------------
- ----------------   Mr. Carswell also has served as Chairman of the Private Export Funding Corp-
- ----------------   oration, New York, New York (finance company affiliated with the Export-
- ----------------   Import Bank of the United States) since 1993.
- ----------------
- ----------------------------------------------------------------------------------------------
- ----------------   JEWEL PLUMMER COBB, 71, Trustee Professor at California State University,
- ----------------   Los Angeles and President Emerita of California State University,
- ----(Photo)-----   Fullerton, since September 1, 1990, has been a director of Georgia-Pacific
- ----------------   since 1991, and her term as director will expire in 1996. Dr. Cobb served
- ----------------   as President of California State University, Fullerton, from October 1981
- ----------------   until her retirement in August 1990.
- ----------------
- ----------------   Dr. Cobb is also a director of First Interstate Bancorp.
- ----------------------------------------------------------------------------------------------
- ----------------   ALSTON D. CORRELL, 53, Chief Executive Officer of Georgia-Pacific since May
- ----------------   4, 1993, and Chairman of the Corporation since December 2, 1993, has been a
- ----(Photo)-----   director of the Corporation since 1992, and his current term as director
- ----------------   will expire in 1997. Mr. Correll served as President and Chief Operating
- ----------------   Officer of the Corporation from August 1991 until May 4, 1993, and as
- ----------------   President and Chief Executive Officer from May 4, 1993, until December 2,
- ----------------   1993. Mr. Correll became an officer of the Corporation in 1988, and served
- ----------------   as Senior Vice President -- Pulp and Printing Paper from February 1988 through March 1989, and Executive Vice President -- Pulp and Paper from
                   April 1989 through July 1991.
- ----------------
                   Mr. Correll is also a director of The Southern Company, Trust Company Bank and Trust Company of Georgia.
- ----------------------------------------------------------------------------------------------
- ----------------   JANE EVANS, 50, has been a director of Georgia-Pacific since 1994, and her
- ----------------   current term as director will expire in 1997. From April 1, 1991 until
- ----(Photo)-----   March 1, 1995, she was Vice President and General Manager of the Home and
- ----------------   Personal Services Market Unit of US West Communications, Inc.
- ----------------   (telecommunications company), Denver, Colorado. From 1989 through March
- ----------------   1991, Ms. Evans was President and Chief Executive Officer of InterPacific
- ----------------   Retail Group (apparel specialty store retailer).
- ----------------
                   Ms. Evans is also a director of Philip Morris Companies, Inc., Edison
                   Brothers Stores, Inc., Kaufman & Broad Home Corp. and Banc One -- Arizona.

- ----------------------------------------------------------------------------------------------
- ----------------   RICHARD V. GIORDANO, 61, Chairman of British Gas plc (purchase, distri-
- ----------------   bution and sale of gas and gas supported services), London, England since
- ----(Photo)-----   January 1, 1994, has been a director of Georgia-Pacific since 1984, and his
- ----------------   current term as director will expire in 1997. Mr. Giordano served as Chief
- ----------------   Executive of The BOC Group plc (manufacture of industrial gases and other
- ----------------   products) from 1979 until January 1991 and as Chairman of that company from
- ----------------   1985 until January 1992.
- ----------------
- ----------------   Mr. Giordano also serves as non-executive Chairman of The BOC Group plc, is
                   Deputy Chairman of Grand Metropolitan plc and is a member of the Board of
                   Directors of RTC Corporation plc.
- ----------------------------------------------------------------------------------------------
- ----------------   T. MARSHALL HAHN, JR., 68, Honorary Chairman of the Board of Georgia-
- ----------------   Pacific since December 2, 1993, has been a director of Georgia-Pacific
- ----(Photo)-----   since 1973, and his current term as director will expire in 1996. Mr. Hahn
- ----------------   served as Chief Executive Officer of the Corporation from 1983 until May 4,
- ----------------   1993, and as Chairman from 1984 until December 2, 1993.
- ----------------
- ----------------   Mr. Hahn is also a director of Coca-Cola Enterprises Inc., Norfolk Southern
- ----------------   Corporation, Trust Company of Georgia and SunTrust Banks, Inc.
- ----------------
- ----------------------------------------------------------------------------------------------
- ----------------   M. DOUGLAS IVESTER, 48, President and Chief Operating Officer of The
- ----------------   Coca-Cola Company (manufacture, marketing and distribution of soft drink
- ----(Photo)-----   syrups, concentrates and soft drink products, and juice and juice
- ----------------   products), Atlanta, Georgia since July 1994, has been a director of
- ----------------   Georgia-Pacific since 1993, and his current term as director expires in
- ----------------   1997. Mr. Ivester served as President, European Community Group of the
- ----------------   International Soft Drink Business Sector of The Coca-Cola Company from June
- ----------------   1989 until August 1990. He was named President of Coca-Cola USA in August
- ----------------   1990, President of The Coca-Cola Company's North America Business Sector in
                   September 1991, and Executive Vice President and Principal Operating
                   Officer/North America of The Coca-Cola Company in April 1993.

                   Mr. Ivester is also a director of The Coca-Cola Company and is Chairman of the Board of Directors of Coca-Cola Enterprises Inc.
- ----------------------------------------------------------------------------------------------
- ----------------   FRANCIS JUNGERS, 68, a private investor and business consultant in
- ----------------   Portland, Oregon, has been a director of Georgia-Pacific since 1978, and
- ----(Photo)-----   his current term as director will expire in 1996. He has been a consultant
- ----------------   since January 1, 1978, when he retired as Chairman and Chief Executive
- ----------------   Officer of Arabian American Oil Company (an oil and gas producer), a
- ----------------   position he had held since 1973.
- ----------------
- ----------------   Mr. Jungers is also a director of Dual Drilling Company, Star Technologies,
- ----------------   Inc., Thermo Electron Corporation, Thermo Instrument Systems, Inc., Pacific
                   Rehabilitation & Sports Medicine, Inc. and The AES Corporation.
- ----------------------------------------------------------------------------------------------
- ----------------   ROBERT E. McNAIR, 71, Chairman of the law firm of McNair & Sanford, P.A.,
- ----------------   Columbia, South Carolina, has been a director of Georgia-Pacific since
- ----(Photo)-----   1972, and his term as director will expire in 1996. He became a partner in
- ----------------   the law firm of McNair, Konduros & Corley, a predecessor of McNair &
- ----------------   Sanford, P.A., in 1971.
- ----------------
- ----------------   Mr. McNair is also a director of Norfolk Southern Corporation.
- ----------------
- ----------------

- ----------------------------------------------------------------------------------------------
- ----------------   LOUIS W. SULLIVAN, M.D., 61, President of Morehouse School of Medicine,
- ----------------   Atlanta, Georgia since January 1993, has been a director of Georgia-Pacific
- ----(Photo)-----   since July 26, 1993, and his current term as director expires in 1997. Dr.
- ----------------   Sullivan served as Secretary of the United States Department of Health and
- ----------------   Human Services from March 1989 until January 1993.
- ----------------
- ----------------   Dr. Sullivan is also a director of General Motors Corporation, CIGNA Corpo-
- ----------------   ration, Bristol-Myers Squibb Company, Household International, Inc.,
- ----------------   Medical Review Systems, Inc. and Minnesota Mining & Manufacturing Company.

OWNERSHIP OF COMMON STOCK OF THE CORPORATION

     Georgia-Pacific knows of no person who was the beneficial owner, as of March 1, 1995, of more than 5% of the outstanding shares of Common Stock. Set forth below is the number of shares of Common Stock beneficially owned on March 1, 1995 by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 9, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Unless otherwise specifically stated, directors, nominees and executive officers have sole voting and investment power with respect to shares listed.

                                                             NUMBER OF
                                                            SHARES OWNED
                                                           AND NATURE OF          PERCENT OF
                           NAME                         BENEFICIAL OWNERSHIP     COMMON STOCK
    --------------------------------------------------  --------------------     ------------
    Robert Carswell...................................            1,000(1)          *    %
    Jewel Plummer Cobb................................              502(1)          *
    Alston D. Correll.................................           84,000(2)          *
    Jane Evans........................................               --             *
    Donald V. Fites...................................            1,670             *
    Harvey C. Fruehauf, Jr............................          853,211(3)          *
    Richard V. Giordano...............................            1,000             *
    David R. Goode....................................              500(1)          *
    T. Marshall Hahn, Jr..............................           66,316             *
    M. Douglas Ivester................................            1,000(1)          *
    Francis Jungers...................................            4,100(4)          *
    Robert E. McNair..................................              317(1)(5)       *
    Louis W. Sullivan.................................              100             *
    James B. Williams.................................           10,000(1)          *
    W. E. Babin.......................................           10,000(2)          *
    Davis K. Mortensen................................           62,108(2)          *
    James F. Kelley...................................               --             *
    Lee M. Thomas.....................................            5,000(2)
    All Directors and Executive Officers as a Group...        1,331,921(6)           1.47%(6)

- ---------------

* Less than 1 percent.

(1) In addition to the shares beneficially owned by such person, this director has elected to defer payment of a portion of the directors' fees paid or payable to him or her, with such amounts to earn a return to be determined as if they had been invested in Common Stock of the Corporation. As of March 1, 1995, the deferred compensation account of the directors listed below included amounts equivalent to the number of shares of Common Stock listed opposite their names:

     Mr. Carswell    8,312
     Dr. Cobb          399
     Mr. Goode       1,692
     Mr. Ivester     1,056
     Mr. McNair      8,938
     Mr. Williams    2,664

(2) Includes the following numbers of restricted shares of the Corporation's Common Stock awarded under the 1990 Long-Term Incentive Plan to the following persons in their capacity as executive officers of the
     Corporation:

    Mr. Correll       42,000
    Mr. Mortensen     20,000
    Mr. Babin         10,000
    Mr. Thomas         5,000

(3) With respect to these shares, Mr. Fruehauf has: (i) sole voting and investment power as to 286,031 shares; (ii) sole voting power and shared investment power as to 311,649 shares; (iii) shared voting and investment power as to 219,308 shares; and (iv) investment power but no voting power as to 36,223 shares.

(4) Includes 100 shares held in the name of Mr. Jungers' spouse, as to which Mr. Jungers shares voting and investment power.

(5) Held by Mr. McNair's spouse. Mr. McNair disclaims beneficial ownership of such shares.

(6) Includes an aggregate of 161,400 shares of restricted Common Stock awarded to executive officers under the 1990 Long-Term Incentive Plan. As of March 1, 1995, no director or executive officer beneficially owned in excess of 1% of the outstanding Common Stock.

QUALIFICATION, TENURE AND RETIREMENT OF DIRECTORS

     Pursuant to policies adopted by the Board of Directors, when the Chairman and Chief Executive Officer resigns or retires, he must simultaneously offer to resign from the Board. All other directors may continue to serve until the annual meeting nearest to the date they attain the age of 72 years (except that two serving directors will continue to age 73), even if the term of office to which they were elected would extend beyond such date, except that such other directors should offer to resign in the event of prolonged ill health or if the principal employment or similar responsibility he or she had when elected to the Board changes.

     The policies also require the Corporation to maintain a majority of "independent" directors. An "independent" director is one who is not an officer or former officer of the Corporation and is not related to any such person, is not an officer of a significant customer or a supplier to the Corporation, does not have a significant personal services contract with the Corporation, is not a significant adviser (other than as a director) or consultant to the Corporation, and is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors is scheduled to hold six regular meetings in 1995 and will hold special meetings when the business of the Corporation requires. During 1994 the Board held four regular meetings. All members of the Board attended at least 75% of all Board and Committee meetings in 1994, except Ms. Evans and Dr. Sullivan, who missed the Board and Committee meetings held in May 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently appoints an Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. Commencing with the 1995 Annual Meeting, the Board will also appoint a Finance Committee, which will be responsible for reviewing issues related to the overall financial management of the Corporation.

     Audit Committee. Drs. Cobb and Sullivan, Ms. Evans and Messrs. Fites, Giordano, Ivester, Jungers and McNair, none of whom are employees of the Corporation, are members of the Audit Committee, and Mr. Jungers is Chairman of the Committee. The primary responsibilities of the Audit Committee are to provide assurance to the Board of Directors that financial disclosures made by management fairly present the Corporation's financial condition, cash flows and results of operations, that the Corporation is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls to prevent and detect employee conflicts of interest, misconduct and fraud; to review the planning and results of the audit of the Corporation's financial statements with the Corporation's independent public accountants; to review the adequacy of the system of internal controls; and to review the planned scope of and fees charged by the independent public accountants for examinations of the Corporation's financial statements. In addition, the Audit Committee reviews the results of certain examinations performed by the Internal Audit Department of the Corporation. This Committee held four meetings in 1994.

     Compensation Committee. Messrs. Carswell, Fites, Giordano, Goode, Ivester and Williams, none of whom are employees of the Corporation, are members of the Compensation Committee, and Mr. Giordano is Chairman of the Committee. This Committee is responsible for administering executive compensation. The Committee approves the design of, is Administrator of, and makes grants and awards and sets performance targets under the compensation plans of the Corporation in which officers are eligible to participate. The members of the Committee are not eligible to participate in any of these plans. The Committee evaluates the performance of the Chairman and Chief Executive Officer and reviews all aspects of his compensation, and determines and makes recommendations to the Board regarding all officers' salaries. The Committee also studies and makes determinations regarding other forms of compensation for officers and employees of the Corporation, including incentive compensation, retirement plans and other similar plans. From time to time the Committee meets privately with a compensation consultant employed by management of the Corporation to discuss executive compensation matters. The Committee held seven meetings in 1994.

     Executive Committee. Messrs. Carswell, Correll, Fruehauf, Giordano, Hahn, Jungers and Williams are members of the Executive Committee, and Mr. Correll is Chairman of the Committee. The Executive Committee is authorized to exercise the powers of the full Board between meetings, except that its authority does not extend to certain fundamental matters of corporate governance or to certain fundamental corporate transactions. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee did not meet in 1994.

     Nominating Committee. Drs. Cobb and Sullivan, Messrs. Fruehauf, Goode and McNair and Ms. Evans, none of whom are employees of the Corporation, are members of the Nominating Committee, and Mr. McNair is Chairman of the Committee. At the 1995 Annual Meeting the name of the Nominating Committee will be changed to the Governance Committee. This Committee reviews and makes recommendations to the Board of Directors as to the composition, organization, work and compensation of the Board and its committees. It reviews all persons recommended to serve on the Board of Directors and makes recommendations to the Board of Directors regarding persons to be proposed by the Board as nominees for election as directors. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a shareholder (with the consent of the nominee). The procedure shareholders must follow in order to nominate an individual for election to the Board of Directors is set forth under "Shareholder Nominations for Election of Directors" on page 28. This Committee held three meetings in 1994.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Corporation receive an annual retainer fee of $32,500 per year (plus an additional $5,000 per year to each non-officer director serving as chairman of one or more committees of the Board of Directors) and an attendance fee of $1,500 for each Board and committee meeting and expenses incurred in attending all such meetings. Directors may defer all or a part of the fees payable to them provided at least $10,000 is deferred in each calendar year. Directors may make elections under this plan to have: (a) the return on such deferred fees determined as if such funds had been invested (i) in Common Stock of the Corporation or (ii) at a floating interest rate equal to 3/4% over the six-month Treasury Bill rate, and (b) the deferred fees (adjusted for investment gains or losses) paid upon retirement in a single payment or in annual cash payments.

     In addition, any director who has never been an officer of the Corporation and has served as a director of the Corporation for at least two years will be entitled to certain benefits upon retirement. The annual retirement benefit will equal 100% of the annual retainer for active directors in effect at the date of retirement (giving effect, as applicable and under certain conditions, to the additional retainer for committee chairmen), less 10% for each year less than ten years' total service as a director. The Corporation also provides $50,000 of group term life insurance for each director who is not an officer of the Corporation.

     Commencing with the 1995 Annual Meeting and subject to shareholder approval of the Outside Directors Stock Plan described beginning on page 25, the Corporation will make an annual grant of shares of restricted stock to each non-employee director in order to more closely align his or her interests with those of other shareholders. Such shares cannot be sold or otherwise transferred before a director's service on the Board ends.

TRANSACTIONS WITH DIRECTORS

     Mr. McNair is Chairman of McNair & Sanford, P.A., Columbia, South Carolina. McNair & Sanford, P.A. performed legal services for the Corporation in 1994, and it is anticipated that such firm will perform additional legal services for the Corporation in 1995.

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" below for additional information regarding Messrs. Carswell, Fites, Goode, Ivester and Williams.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Messrs. Carswell, Fites, Giordano, Goode, Ivester and Williams, current directors of the Corporation, and Mr. Clifton C. Garvin, who retired from the Board during 1994, served on the Compensation Committee of the Board of Directors during 1994. Mr. Carswell is of Counsel to and was a partner in the law firm of Shearman & Sterling, New York, New York. Shearman & Sterling performed legal services for the Corporation in 1994, and it is anticipated that such firm will perform additional legal services for the Corporation in 1995.

     Caterpillar Inc., of which Mr. Fites is Chairman of the Board and Chief Executive Officer, has been, and continues to be, engaged in a number of commercial transactions with the Corporation, all of which have been, and are expected to be, in the ordinary course of business. During 1994, sales of machines and parts by Caterpillar Inc. dealers to the Corporation totalled approximately $7 million, and sales of the Corporation's products to Caterpillar Inc. totalled approximately $2.1 million. All such transactions were at arms length and on normal business terms.

     Mr. Goode is Chairman, President and Chief Executive Officer of Norfolk Southern Corporation. In 1994, the Corporation purchased common carrier rail services from Norfolk Southern Corporation and/or its subsidiaries in the aggregate amount of approximately $70 million, representing less than one and two percent, respectively, of 1994 revenues of the Corporation and Norfolk Southern. The Corporation also purchased transportation services from North American Van Lines, Inc., a wholly owned subsidiary of Norfolk Southern Corporation, in an amount totalling approximately $262,000. All such transactions were at arms length and on normal business terms.

     The Corporation and The Coca-Cola Company, of which Mr. Ivester is President, Chief Operating Officer and a Director, are parties to a contract for the sale by the Corporation of corrugated packaging. The term of this contract continues through December 31, 1995. During 1994, The Coca-Cola Company paid the Corporation approximately $8.1 million pursuant to this contract.

     Mr. Williams, a director of the Corporation, is Chairman and Chief Executive Officer of SunTrust Banks, Inc. The Corporation has ordinary borrowing and banking relationships with one or more subsidiaries of SunTrust Banks, Inc. All such transactions are at arms length and on normal business terms.

COMPENSATION OF EXECUTIVE OFFICERS

     The following sets forth information concerning the compensation of the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                          LONG-TERM
                                                                         COMPENSATION
                                           ANNUAL COMPENSATION           ------------
                                   -----------------------------------     PAYOUTS          ALL
                                                          OTHER ANNUAL   ------------      OTHER
    NAME AND PRINCIPAL                          BONUS     COMPENSATION   LTIP PAYOUTS   COMPENSATION
         POSITION           YEAR   SALARY($)    ($)(1)       ($)(2)         ($)(3)         ($)(4)
- --------------------------  ----   ---------   --------   ------------   ------------   ------------
Alston D. Correll.........  1994   $ 925,000   $600,000    $2,161,232     $   465,750     $  6,000
  Chairman and Chief        1993     816,667    550,000       661,061       1,368,625        6,000
  Executive Officer(5)      1992     650,000    300,000       148,884       1,141,875        6,000
Davis K. Mortensen........  1994     555,000    194,250     2,376,223             -0-       11,625
  Executive Vice            1993     515,000    195,134       848,083         718,750       12,266
  President-Building        1992     515,000    232,300       124,813         663,750       12,080
  Products
W. E. Babin...............  1994     460,000    161,000        47,320             -0-       11,400
  Executive Vice            1993     440,000    157,274        38,544         359,375       11,966
  President-Pulp and        1992     361,667    154,100        32,428         331,875       10,805
  Paper
James F. Kelley...........  1994     350,000    116,000       155,750             -0-        3,000
  Senior Vice               1993      26,923        -0-         1,516             -0-          -0-
  President-Law(5)          1992          --         --            --              --           --
Lee M. Thomas.............  1994     325,000    113,750        27,379             -0-        9,469
  Senior Vice               1993     228,000    107,987         9,621         359,375          -0-
  President-Paper(5)        1992          --         --            --              --           --

- ---------------

(1) Reflects bonus paid under similar Management Incentive Plans ("Incentive Plans") adopted in each year. The Chairman was not eligible to participate in any Incentive Plan or similar bonus plan in 1993, the year in which Mr. Correll became Chairman. The Board, upon the recommendation of the Compensation Committee, awarded Mr. Correll a special bonus with respect to 1993 in the amount shown in the table.

(2) Other Annual Compensation is composed of annual compensation not properly categorized as salary or bonus. It includes dividends paid during the years reported with respect to shares of restricted Common Stock which were previously awarded under the 1988 and 1990 Long-Term Incentive Plans (the "LTIPs") when the Corporation achieved specified stock price appreciation performance goals. The dividends paid in 1994, 1993 and 1992, respectively, on such shares of restricted Common Stock were as follows: Mr. Correll, $90,400, $84,800 and $92,000; Mr. Mortensen, $68,400, $83,600 and $99,200;
    Mr. Babin, $16,000, $8,000 and $8,000; Mr. Kelley, $0, $0, and $0; and Mr.
    Thomas, $8,000, $0 and $0.

     The LTIPs provide that at the time restricted shares of Common Stock awarded under the LTIPs become vested, the Corporation will pay to appropriate taxing authorities a cash amount (not to exceed 100% of the market value of the vested shares on the date of the vesting) designed to approximate the amount of federal and state income taxes which would be incurred by the participant as a result of the vesting of the awarded shares and as a result of such cash payment, as if the participant were subject to such taxes at the highest statutory marginal federal and Georgia income tax rates on personal service income for the calendar year in which the award vests. Cash payments in the following amounts were made in 1994 and 1993, respectively, with respect to the following named executive officers in connection with the vesting, in accordance with the terms of the 1988 LTIP, of all shares of restricted Common Stock awarded to such officers under that plan: Mr. Correll, $1,966,652 and $449,275; and Mr. Mortensen, $2,278,043 and $730,072. Such amounts are included in Other Annual Compensation. Messrs. Babin, Kelley and Thomas did not participate in the 1988 LTIP.

     Other Annual Compensation also includes the following amounts which exceed 25% of the total personal benefits provided to the respective named executive officers in the years reported: personal automobile allowances of $12,516 (1994 and 1993) and $11,684 (1992) for Mr. Babin and $10,020 (1994)
     and $8,350 (1993) for Mr. Thomas; and for Mr. Kelley, one-time relocation allowance (in 1994) of $70,000 and reimbursement for taxes on imputed income related to such allowance in the amount of $58,674, and excess liability insurance premiums of $700 (1993).

(3) Represents the value, on their respective dates of award, of restricted shares of Common Stock awarded pursuant to the 1990 LTIP. The 1990 LTIP terminated on March 9, 1995. At December 31, 1994, the number and value of the aggregate shares of restricted Common Stock awarded to and beneficially held by each of the persons named above pursuant to the 1990 LTIP were as follows: Mr. Correll, 42,000 shares with a value of $3,003,000; Mr. Mortensen, 20,000 shares with a value of $1,430,000; Mr. Babin, 10,000 shares with a value of $715,000; Mr. Kelley, no shares; and Mr. Thomas, 5,000 shares with a value of $357,500.

(4) Includes contributions by the Corporation to the Georgia-Pacific Corporation Savings and Capital Growth Plan on behalf of the named individuals in the following amounts for 1994, 1993 and 1992, respectively: Mr. Correll, $3,000 in each year; Mr. Mortensen, $8,625, $9,266 and $9,080; Mr. Babin, $8,625,
    $9,266 and $9,080; Mr. Kelley, $0 in each year; and Mr. Thomas, $6,469, $0 and $0. Also includes premiums for life insurance for the benefit of the named individuals paid by the Corporation in the following amounts for 1994, 1993 and 1992, respectively: Mr. Correll, $3,000 in each year; Mr. Mortensen, $3,000 in each year; Mr. Babin, $2,775, $2,700 and $1,725; Mr. Kelley, $3,000, $0 and $0; and Mr. Thomas, $3,000, $0 and $0.

(5) Prior to May 4, 1993, Mr. Correll served as President and Chief Operating Officer of the Corporation. Mr. Correll succeeded Mr. Hahn as Chief Executive Officer of the Corporation effective May 4, 1993, and as Chairman upon Mr. Hahn's retirement on December 2, 1993. Messrs. Kelley and Thomas joined the Corporation as executive officers during 1993. Mr. Thomas was elected Senior Vice President -- Paper effective February 1, 1995. Prior to that time, he served as Senior Vice President -- Environmental, Government Affairs and Communications.

     Officers Retirement Plan ("Retirement Plan"). The Retirement Plan is represented by separate but substantially similar agreements with each officer. Subject to certain offsets, the Retirement Plan provides that Georgia-Pacific will make post-retirement monthly payments to each officer for life, based on an aggregate annual amount equal to 50% of the officer's average annual compensation (including bonuses under management incentive plans) during the officer's last four years of employment and, at the officer's death, will continue to pay to the officer's surviving spouse, for the remainder of such spouse's life, 50% of the amount that had been payable to the officer. Full benefits are payable upon retirement after attaining age 55 with 15 years of service (commencing at age 62) or age 65. Benefits generally are available to an officer who terminates employment with the

Corporation before age 65 with at least three years of service but are not payable until age 62. Such termination benefits are reduced proportionately if total service at termination of employment is less than 15 years. Disability and death benefits are also provided.

     Retirement Plan benefits are subject to offset. Such offsets include the amounts which would become payable to the officer and to the officer's surviving spouse under the Georgia-Pacific Salaried Employees Retirement Plan ("SERP") and the value of the Corporation's contributions to the Georgia-Pacific Savings and Capital Growth Plan (the "Savings Plan"), in which virtually all salaried employees of the Corporation or its participating subsidiaries are eligible to participate. In the case of both the Savings Plan and the SERP, the officer's interest is converted to an actuarially equivalent joint and 50% survivor annuity for offset purposes. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate.

     The table below sets forth certain information relating to benefits under the Retirement Plan with respect to the named individuals (a) assuming retirement as of January 1, 1995, and (b) assuming retirement at age 65, using projected years of credited service at age 65 and final average compensation as of December 31, 1994. The benefits disclosed in the table represent the maximum estimated annual benefits under the Retirement Plan, without reduction for offsets provided for in such Plan. Because such amounts exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefit payable to the named executive officers under all pension and other defined benefit or actuarial plans.

                      ANNUAL BENEFIT BASED ON 50% OF FINAL
                            AVERAGE COMPENSATION(1)

                                                                                        RETIREMENT
                                                                                            AT
                                                      RETIREMENT ON JANUARY 1, 1995       AGE 65
                                                      -----------------------------     ----------
                                                       ANNUAL          YEARS OF           ANNUAL
                                                      BENEFITS     CREDITED SERVICE     BENEFIT(2)
                                                      --------     ----------------     ----------
Mr. Correll.......................................    $224,375             6             $ 560,938
Mr. Mortensen.....................................     338,336            32               338,336
Mr. Babin.........................................      68,246             4(3)            255,922
Mr. Kelley........................................      15,091             1               196,185
Mr. Thomas........................................      14,377             1               215,650

- ---------------

(1) "Compensation" for these purposes means only base salary (including salary deferred as before-tax contributions to the Savings Plan) and management incentive bonuses, if any, and excludes any other cash or non-cash compensation items.

(2) Represents the formula benefit at normal retirement age 65 under the Retirement Plan, based on average annual compensation during the period 1991-1994.

(3) Does not reflect credit for past industry service. If Mr. Babin terminates his employment with the Corporation after attaining age 62, for purposes of calculating his benefit Mr. Babin will be credited with industry service prior to joining the Corporation. Any resulting additional benefits will be offset by retirement benefits paid to Mr. Babin by prior employers with respect to such additional period of service.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for administering executive compensation. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers, reviews and approves performance goals, establishes award opportunities, determines base salaries, approves incentive award payouts, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. The Compensation Committee consists of directors who are not employees of the Corporation, and who are not eligible to participate in any of the compensation plans that it administers. From time to time the Committee meets privately with a compensation consultant employed by management of the Corporation to discuss executive compensation matters.

  EXECUTIVE COMPENSATION POLICIES DURING 1994.

     The Corporation's executive compensation program consists of three elements: base salaries, annual cash incentive compensation opportunities, and long-term equity incentive compensation opportunities. As in previous years, incentive plans in effect during 1994 measured various performance factors, but stressed two areas: generation of cash flow and attainment of significant appreciation in the price of the Corporation's Common Stock.

     The Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act") generally provides that corporate deductions will be disallowed for annual compensation in excess of $1,000,000 paid to certain executive officers. "Performance-based compensation" is not subject to the $1,000,000 cap on deductibility. The Compensation Committee's policy is to design and administer the Corporation's executive compensation program to minimize any loss of tax deductibility.

     Base Salary. Executive officers' base salaries are reviewed annually, and are approved by the Compensation Committee and the Board of Directors. Initial salaries and subsequent increases in such salaries are based on individual qualifications, experience and performance, the nature of job responsibilities and competitive marketplace data. Salaries of executive officers are compared with those of their counterparts in a broad cross-section of U. S. industrial companies (including 9 of the 11 companies in the Standard & Poor's Paper and Forest Products Composite Index included in the Comparison of Cumulative Five-Year Shareholder Return on page 16 of this Proxy Statement) which are similar to the Corporation in terms of size and complexity of operations. Because the Committee believes that the competitive environment for qualified executives extends beyond the paper and forest products industry, a large number of corporations are represented in this salary comparison representing a range of industries, and this comparison group is not the same as the industry peer group described on page 16.

     The 50th percentile of prevailing practices (i.e., the median base salary of those included in such comparison) is used as a guideline for establishing salary levels. In determining base salaries, the Compensation Committee focused on base salaries paid to bonus-eligible executives in the comparison group. During 1994, executive officer salaries generally approximated the median (50th percentile) of prevailing comparative salary practices among companies in the comparison group, based on competitive data as of the beginning of 1994. Based on this same data, 1994 base salaries of the executive officers included in the Summary Compensation Table on page 9 were on average approximately 3% below the median base salaries paid to comparable executives by companies included in the comparison group.

     Management Incentive Plan ("MIP"). The performance measures, award opportunities and operational mechanics of the MIP, the annual cash incentive compensation plan in place in 1994, were approved by the Compensation Committee in early February 1994. The MIP provided for team bonuses based on achievement of the Corporation's specified MIP Cash Flow (or "MIPCF") goals for the year and individual bonuses based on the performance of the participants' group or business unit and assessments of their managerial effectiveness.

     Under the MIP, MIPCF was defined as cash provided by operations, plus (or minus) cash provided by (or used for) investment activities, and further adjusted to exclude capital expenditures and proceeds or payments with respect to the Corporation's accounts receivable sale program. MIP award opportunities were expressed as percentages of the participants' base earnings and, for each participant group specified in the MIP, were established to provide median competitive opportunities if targeted performance is achieved and above median competitive opportunities when targeted performance is exceeded. The Compensation Committee structured the MIP based on the median practices of the same comparison group of companies used in the determination of base salaries, both with respect to bonuses alone and total annual cash compensation. Except with respect to the Chairman, a participant's individual bonus could not exceed the team bonus earned for the year. In addition, the combination of the participant's team and individual bonuses could not exceed 100% of base salary for the year. The MIP provided that the Chairman's individual bonus would equal 200% of his team bonus (but limited his total bonus to 140% of his base salary), subject to reduction at the discretion of the Compensation Committee based on its review and evaluation of such performance criteria as the Compensation Committee deemed appropriate.

     The Corporation achieved its target MIPCF of $1,074 million, and team bonuses were paid to all eligible participants, including executive officers, on that basis. Individual bonuses were paid based on the individual performance of such officers. The Compensation Committee determined the individual bonus component of the Chairman's award and reviewed and approved the individual bonus component of each other executive officer's award based on the recommendations of the Chairman. Based on competitive data used by the Corporation in developing annual cash incentive opportunities under the MIP, the bonuses paid to the executive officers included in the Summary Compensation Table on page 9 who participated in the 1994 MIP ranged between 62% and 93% of the median bonuses paid to comparable executives by companies included in the compensation comparison. On average they were approximately 31% less than such median bonuses.

     Long-Term Incentive Plan. All executive officers participated in the Corporation's Long-Term Incentive Plan (the "LTIP") during 1994. The LTIP operated over a five-year performance period that expired on March 9, 1995. It was based entirely on the performance of the Corporation's Common Stock, in that awards were earned under the plan only if the stock price appreciated significantly during the plan's performance measurement period. However, the actual value of earned awards received by participants is determined by the price of the Common Stock five years after they were earned. The plan was designed to encourage officers and key employees to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause the price of the Common Stock to appreciate.

     The LTIP provided opportunities for participants to earn shares of the Corporation's Common Stock if performance goals were achieved and continued employment requirements met. Under the LTIP, each participant received a contingent allocation of shares, based on his or her position within the Corporation and managerial responsibility, which could be earned during the five-year performance period. One executive officer was allocated shares during 1994 in connection with his promotion to Senior Vice President and resulting expansion of managerial responsibility.

     Portions of the share allocations not fully earned during the performance period were forfeited. Share allocations were earned in 20% increments for each 20% increase in average stock price over the base price set by the Board or Compensation Committee (which typically was the fair market value of the stock at the time the allocations were made). Each increment of a share allocation that was earned was awarded in the form of restricted stock which vests five years after it was awarded. During the term of the 1990 LTIP, 40% of the restricted shares of Common Stock allocated under that plan were awarded with respect to most share allocations.

     The ultimate value of the restricted stock is determined by the stock price at the end of the five year vesting period. During the vesting period, the awards of restricted stock generally are forfeitable upon voluntary termination of employment prior to age 65 without "good reason," or upon termination of employment by the Corporation for "cause" (as defined in the LTIP). During the vesting period, participants receive dividends on their restricted shares and have full voting rights, but they may not sell, assign, convey, transfer, pledge or otherwise dispose of such shares. When the restricted shares are vested, a cash payment designed to approximate the federal and state income tax obligations which are then payable is paid by the Corporation to appropriate taxing authorities on behalf of each participant. The tax payment is provided to remove the necessity for the executive to sell a significant portion of the stock earned under the LTIP to pay taxes. The value of such tax payments was considered in determining the appropriate size of the participants' share allocations.

  THE CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION.

     In 1994, the compensation of Alston D. Correll, the Corporation's Chairman and Chief Executive Officer, consisted primarily of:

     - Base salary of $925,000;

     - A bonus in the amount of $600,000 paid pursuant to the MIP; and

     - Participation in the LTIP.

     Mr. Correll's annual base salary rate was increased from $900,000 to $925,000 effective January 1994. The Compensation Committee based its increase of Mr. Correll's base salary on its and the Board of Directors' assessments of his contributions to the Corporation, his experience and qualifications, and competitive base salary levels for comparable positions in corporations considered by the Corporation in its competitive analysis. Mr. Correll's 1994 base salary was approximately 91% of the median of salaries paid by the corporations included in the comparison group to executives in comparable positions.

     Mr. Correll participated in the 1994 MIP. Pursuant to the terms of that plan and based on the Corporation's achievement of its target MIPCF, Mr. Correll's maximum possible total bonus was $646,575. In January 1995 the Compensation Committee reduced this potential payout to a total bonus under the MIP of $600,000. This bonus consisted of a team bonus of $215,525 and an individual award of $384,475. The Committee based its determination on Mr. Correll's individual performance during 1994, his contributions to the Corporation's cash flow and strong operational results during 1994 and other appropriate factors. The Compensation Committee believes that this bonus was approximately 7% below the median bonus paid to CEOs of companies included in the comparison group described above.

     On October 19, 1994, Mr. Correll earned the second award of 6,000 restricted shares of Common Stock under his July 29, 1991 allocation, when the Corporation's average stock price reached $75.74 (a 40% increase over the $54.10 initial price for that allocation). The value of this award is reflected as LTIP Payouts on the Summary Compensation Table on page 9 of this Proxy Statement.

     The five-year vesting period provided for in the 1988 LTIP, predecessor of the 1990 LTIP, expired during 1994 with respect to all remaining restricted shares of Common Stock awarded under that plan. A total of 34,000 shares of restricted Common Stock awarded to Mr. Correll in 1989 vested at various times during 1994. Under the terms of the 1988 LTIP, a cash payment of $1,966,652 was paid to appropriate taxing authorities to satisfy Mr. Correll's tax obligations arising from such vesting. Also during 1994, Mr. Correll received dividends on restricted stock awarded under the LTIPs in 1994 and prior years in the aggregate amount of $90,400. Mr. Correll also participates in retirement and other benefit programs provided to all executive officers.

  CHANGES TO INCENTIVE COMPENSATION PROGRAM.

     As the result of its ongoing evaluation of the effectiveness of the Corporation's incentive program in enhancing shareholder returns and achieving the Corporation's business objectives, in early 1995 the Compensation Committee and the Board adopted new annual and long-term incentive plans to replace the MIP and the LTIP. The 1995 Economic Value Incentive Plan ("EVIP") and the 1995 Shareholder Value Incentive Plan ("SVIP") are described in this Proxy Statement beginning on page 17. Both these plans have been designed and are being submitted for approval by the shareholders of the Corporation so that payments under those plans will be treated as "performance-based compensation" under the Code and, accordingly, will not be subject to the Code's $1,000,000 cap on deductibility of executive compensation.

     The EVIP has been designed to align annual cash bonus incentives with the Corporation's financial strategy. As further described in its 1994 Annual Report to Shareholders, Georgia-Pacific has established Economic Value Added ("EVA")(R) as its principal financial metric to evaluate its progress. EVA, which measures the Corporation's ability to generate net, after-tax operating profits in excess of the cost of capital (both equity and debt) employed by it, also will drive a portion of the annual cash bonus incentives under the EVIP. The remainder of participants' bonuses under the EVIP will be based on assessments of each business unit's efforts during a given year to increase the EVA of the Corporation in succeeding years.

     In designing the SVIP, the Committee sought to achieve several design objectives. Primary among those was that the plan must have a strong performance orientation, measured in terms of total shareholder return. The Committee also believes that performance targets should be aggressive, but reasonable enough to offer competitive compensation. The plan generally should provide award opportunities set at the 50th percentile of competitive practice if target performance is achieved, and the opportunity to earn above average compensation for sustained superior performance. Finally, one plan should apply to executives as well as all other key employees, so that incentives are consistent and comprehensible to participants. The Compensation Committee believes the SVIP, which is a performance option plan under which both grant levels and the vesting schedule are driven by the Corporation's total shareholder return performance relative to the industry peer group used in the Five-Year Shareholder Return Comparison which follows this Report, meets all these design objectives.

                                          Robert Carswell
                                          Donald V. Fites
                                          Richard V. Giordano, Chairman
                                          David R. Goode
                                          M. Douglas Ivester
                                          James B. Williams

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. In its 1993 and 1994 proxy statements, the Corporation presented an index for an industry peer group consisting of the Corporation and the following other forest and paper products companies:
Louisiana-Pacific Corp., International Paper Co., Weyerhaeuser Co., Union Camp Corporation, Westvaco Corporation, The Mead Corporation, Scott Paper Co., Champion International Corp., James River Corp. of Virginia, Stone Container Corp., and Boise Cascade Corporation. Because of changes in the business of certain of these companies that may affect their comparability to the Corporation, the Corporation has revised the peer group to consist of all companies (except the Corporation) currently included in the Standard and Poor's Paper and Forest Products Composite Index. These companies are Federal Paper Board Company, Inc., Potlatch Corporation, and all those included in the peer group listed above except for Scott Paper Co. and Stone Container Corp. Both such indices are presented below. In developing each industry peer group index, the returns of the component companies were weighted according to stock market capitalization at the beginning of each period for which a return is indicated.

             COMPARISON OF CUMULATIVE FIVE-YEAR SHAREHOLDER RETURN*

                                    GEORGIA-
      MEASUREMENT PERIOD            PACIFIC         S&P 500 STOCK   INDUSTRY PEER     S&P P&FP
    (FISCAL YEAR COVERED)         CORPORATION          INDEX           GROUP        STOCK INDEX
1989                                $    100          $   100         $   100         $   100
1990                                      80               97              83              86
1991                                     119              126             108             110
1992                                     142              136             120             124
1993                                     160              150             137             143
1994                                     171              152             145             142

- ---------------

* Assumes that the value of the investment in Georgia-Pacific Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.

           II. PROPOSAL TO APPROVE 1995 ECONOMIC VALUE INCENTIVE PLAN

DESCRIPTION OF PLAN

     The Compensation Committee has approved and the Board of Directors has adopted the 1995 Economic Value Incentive Plan ("EVIP"), in the form attached to this Proxy Statement as Exhibit A. The purpose of the EVIP is to provide all officers of the Corporation, and such non-officer employees of the Corporation as the Chairman and Chief Executive Officer ("CEO") shall designate as participants, with the opportunity to earn bonuses based on the Corporation's achievement of performance goals measured by EVA. EVA is a financial system designed to evaluate a corporation's performance from an investor's perspective by measuring in absolute dollar terms its net operating profit after taxes, net of the cost of the capital employed to generate that profit. A portion (currently 50%) of a participant's maximum potential bonus under the EVIP each year is based on achievement of annual EVA targets (the "annual" portion); the remaining portion of a participant's award opportunity (the "long-term" portion) will be based on a qualitative assessment of his or her business unit's or corporate staff department's contribution during the year to increase the EVA of the Corporation or that business unit in succeeding years. Potential awards under the EVIP are expressed as percentages of a participant's base salary grade midpoint.

     Under the EVIP, EVA is defined as net operating profit after tax ("NOPAT") for a given plan year (which ends on December 31), minus a capital charge determined by multiplying the Corporation's weighted average cost of capital for the year as determined by the Compensation Committee (currently 10%) by the total of the market value of the Corporation's equity capital and the Corporation's debt as determined by the Compensation Committee in accordance with the EVIP (adjusted for changes in average working capital during such year). NOPAT is computed by adjusting operating profit, which is derived from the Corporation's income statement, to eliminate the non-cash effect of material reserves, goodwill amortization, and other material non-cash charges, and then deducting cash tax payments.

     Under the plan, the Compensation Committee will specify each year, for the Corporation as a whole (and, to the extent necessary to preserve the deductibility of compensation paid to any other officer, for segments and divisions thereof), a minimum EVA for which the annual bonus portion of the EVIP will be paid ("Threshold EVA"), an EVA at which annual bonus awards reach their maximum ("Maximum EVA"), and an intermediate "target" EVA level ("Target EVA"). Each year the CEO will establish Threshold, Target and Maximum EVA goals for each business segment and division the goals for which are not set by the Committee. Such goals shall be consistent with the corporate EVA goals set by the Compensation Committee. Each year the Committee also will approve, for each base salary pay grade represented by participants in the EVIP, the maximum percentage of base salary grade midpoint that may be paid as bonus if applicable Threshold, Target or Maximum EVA targets are attained, as well as the weighting between the annual and long-term portions of the bonus. Higher bonus percentages generally are assigned to participants in positions of greater responsibility within the Corporation.

     The EVIP provides that the annual portion of the bonus (if any) will be based upon the performance of the Corporation at the corporate, major business segment and/or division levels. It divides participants other than the CEO into broad classes; to determine the annual portion of the bonus, the CEO assigns a weighting to each such class. For 1995, the following weightings have been established:

     - for segment heads (two participants) and segment staff (currently 94 participants), 25% of the annual portion of the potential bonus will depend on corporate EVA performance, and 75% will depend on the applicable segment's EVA performance;

     - for corporate staff (currently 408 participants), the annual portion of the bonus will depend entirely on corporate EVA performance;

     - for key division personnel (currently 318 participants), 25% of the annual portion of the bonus will be tied to corporate performance, 25% to segment performance, and 50% to division performance.

     The long-term portion of the bonus for participants other than the CEO will be determined by the CEO based on his assessment of the actions taken during the particular plan year by the segment, operating division, or corporate staff department to which a participant is assigned to increase EVA in succeeding years. The plan provides that the CEO may consider any actions he deems appropriate, including actions taken during the particular plan year that will, over the long term, increase efficiency by growing revenue or reducing costs using the same or less capital, developing new investment opportunities, and reducing or divesting under-performing assets.

     In no event may the total bonus paid to any participant other than the CEO in a given year exceed 200% of the amount of such participant's total bonus if Target EVA were achieved. The Compensation Committee has approved target total bonuses for 1995 designed to approximate the median (50th percentile) of competitive practice, based on the bonus practices of a comparison group similar in composition to that used by the Committee to set annual cash incentive award opportunities in recent years. (See pages 12 and 13).

     The EVIP also limits the total bonus that may be paid in a year to participants other than the CEO to 100% of the participant's base salary. The plan provides that, notwithstanding the foregoing, if necessary to preserve deductibility of compensation paid to any officer other than the CEO in years beyond 1995, such officer's long-term bonus will be the maximum permissible long-term bonus under the limits described above, subject to reduction at the discretion of the Compensation Committee.

     The CEO may earn a bonus amount under the annual portion of the plan based on achievement of EVA targets approved by the Compensation Committee for the Corporation as a whole. If Threshold EVA is achieved in 1995, Mr. Correll will earn 17.5% of his salary grade midpoint as annual bonus, if 1995 Target EVA is achieved, he will earn 35% of his salary grade midpoint as annual bonus, and if 1995 Maximum EVA is achieved, Mr. Correll will earn 70% of his salary grade midpoint as annual bonus. In no event may the annual portion of the bonus paid to the CEO in a given year exceed 200% of the amount of the annual portion of his bonus if Target EVA were achieved. Under the long-term portion of the plan, each year Mr. Correll will be awarded a bonus equal to 200% of the amount he earns under the annual portion of the plan, subject to reduction at the discretion of the Compensation Committee based on its review and evaluation of Mr. Correll's performance during the plan year using such criteria as the Compensation Committee may deem appropriate. The EVIP provides that the CEO's total (annual and long-term) bonus may not exceed 140% of his base salary in any year. The plan also contains an overall limitation that the total bonus paid to any one participant in a year may not exceed $2,000,000.

     The EVIP contains provisions for proration or elimination of awards in certain circumstances. Awards are payable as soon as practicable after the calculation of EVA for a plan year, but not later than March 15 of the succeeding year.

NEW PLAN BENEFITS

     As required by applicable regulations of the Securities and Exchange Commission and the Internal Revenue Service, the following table sets forth the estimated maximum aggregate (annual and long-term) bonus amounts that could be paid to the individuals and classes of participants listed in such table under the EVIP for 1995. The amounts disclosed in the table have been computed assuming the attainment of Maximum EVA in 1995 by the Corporation as a whole, and by each segment and each division, salary levels in effect on January 1, 1995 for current participants, and payment of the maximum long-term bonus permissible under the EVIP for each participant. Actual bonuses are expected to be less than those set forth below, because it is unlikely that Maximum EVA will be attained by the Corporation, each segment, and each division. In addition, long-term bonuses, when actually set in accordance with the terms of the EVIP, are expected to be significantly less than those assumed in the amounts below. Amounts actually paid under the EVIP will reflect the addition or deletion of participants and, in certain circumstances, changes in salary levels for participants other than the CEO.

                               NEW PLAN BENEFITS
                       1995 ECONOMIC VALUE INCENTIVE PLAN

                                                                        MAXIMUM AWARD PAYABLE
                          NAME AND POSITION                                DOLLAR VALUE($)
- ----------------------------------------------------------------------  ---------------------
Mr. Correll...........................................................       $ 1,346,800
  Chairman and Chief Executive Officer
Mr. Babin.............................................................           490,000
  Executive Vice President-Pulp and Paper
Mr. Mortensen.........................................................           580,000
  Executive Vice President-Building Products
Mr. Kelley............................................................           365,000
  Senior Vice President-Law
Mr. Thomas............................................................           345,000
  Senior Vice President-Paper
Executive Group.......................................................         5,976,000
Non-Executive Director Group..........................................               -0-*
Non-Executive Officer Employee Group..................................        35,480,000

- ---------------

* Non-employee Directors are not eligible to participate in the EVIP.

ADMINISTRATION; AMENDMENT

     The EVIP will be administered by the Compensation Committee, which consists of directors who will not participate in the plan. The Committee will have the authority to administer the EVIP, make all determinations with respect to the construction and application of the plan and the Board resolutions establishing the plan, adopt and revise rules and regulations relating to such plan and make other determinations which it believes necessary or advisable for the administration of the plan. The Committee is authorized to appoint one or more individuals or entities, who need not be members of the Committee, to act as its agent in the administration of the EVIP with respect to matters not expressly reserved to the Compensation Committee under the plan, and has appointed the Chairman and Chief Executive Officer as such agent. The Board of Directors, by action of the Compensation Committee, has expressly reserved the right to amend or terminate the EVIP at any time, provided that the annual portion of any award for a plan year may not be reduced on or after December 31 of such year.

REQUIRED VOTE TO ADOPT THE EVIP

     Under its terms, the EVIP will be null and void from its inception unless it is approved, in a separate vote, by the affirmative vote of holders of at least a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of shareholders of the Corporation held on or prior to December 31, 1995. Shareholder approval of the EVIP is necessary to preserve full deductibility for federal income tax purposes of amounts paid by the Corporation under such plan. The Corporation believes, based on regulations under Section 162(m) of the Internal Revenue Code in the form currently proposed, that if the shareholders approve the EVIP, the Corporation will be entitled to deduct the entire amount of compensation recognized by any participant under the EVIP. Moreover, the Board believes that the

EVIP is an integral part of a compensation program that provides officers and other key employees of the Corporation both annual and long-term performance incentives that should enhance shareholder value. For these reasons, the Board of Directors recommends that the shareholders vote FOR the adoption of the EVIP.

     Proxies solicited on behalf of the Board will be voted FOR this proposal unless shareholders specify a contrary choice in their proxies.

                III. PROPOSAL TO APPROVE 1995 SHAREHOLDER VALUE
                                 INCENTIVE PLAN

     The Compensation Committee and the Board of Directors have adopted, effective April 1, 1995, the 1995 Shareholder Value Incentive Plan ("SVIP"), in the form attached to this Proxy Statement as Exhibit B. The purpose of the SVIP is to provide all officers and other key employees of the Corporation with an opportunity to participate along with all other shareholders in the performance of Georgia-Pacific Common Stock. The plan is designed to provide a strong incentive to participants to maximize total shareholder returns. The SVIP provides for the possibility of increased awards and accelerated vesting of awards if the Corporation outperforms its industry peers in generating overall return to shareholders.

DESCRIPTION OF PLAN

     Shares Available. The SVIP provides that 8,100,000 shares of Georgia-Pacific Common Stock will be available for the grant of non-qualified performance stock options ("Options") during the term of the SVIP. If an Option granted under the SVIP expires, terminates or lapses for any reason without the issuance of shares of Georgia-Pacific Common Stock thereunder, such shares will be available for other awards under the SVIP.

     In the event of a stock dividend, stock split, recapitalization, merger, consolidation or any other similar event which affects the Georgia-Pacific Common Stock, the Compensation Committee shall make such adjustments in the aggregate number of shares reserved for issuance, the number of shares covered by outstanding Options, limits on individual grants, and the exercise prices for such Options as are provided in the plan.

     Eligibility and Participation. The SVIP provides that Options will be granted to such officers and other key employees of the Corporation as from time to time are designated by the Compensation Committee. Non-employee directors are not eligible to participate in the SVIP.

     Size of Awards. In designing the SVIP, management and the Board of Directors sought to establish an objective, performance-based method of determining the number of Options that would be granted to participants each year. Accordingly, the plan provides that each year participants will be awarded a number of Options, based on his or her applicable base salary grade, that will provide such participant with an expected long-term compensation opportunity equivalent to the median (50th percentile) amount of long-term incentive awards provided by industrial companies comparable to the Corporation in size and complexity of operations (a "Normal Grant") based upon a compensation study published by a nationally recognized compensation consulting firm. In addition, if at the time of each annual grant (beginning in 1996) the "Total Shareholder Return" achieved by the Corporation in the immediately preceding three, four or five full fiscal years is at least equal to the 65th percentile, but less than the 75th percentile, of the Total Shareholder Returns produced during the same period by specified companies in an industry peer group consisting of those companies included in the Standard & Poor's Paper and Forest Products Composite Index from time to time, the Normal Grant will be increased by 20%. If at the time of grant (also beginning in 1996) the Corporation's Total Shareholder Return in the immediately preceding three, four or five full fiscal years is equal to at least the 75th percentile of the Total Shareholder Returns produced by such peer group companies, the Normal Grant will be increased by 40%. In no event may any participant be awarded more than 200,000 Options in a calendar year.

     "Total Shareholder Return" for the Corporation and each peer group company will be determined in the same manner as such return is determined for purposes of the Performance Graph on page 16 of this Proxy Statement, and is defined in the SVIP as (i) the sum of (A) the aggregate value, based on the issuer's share price at the end of the measurement period and assuming reinvestment of all dividends, of an investment in such issuer's stock assumed to have been made at the beginning of the measurement period at the then-current share price, less
(B) the value of such investment at the beginning of the measurement period, divided by (ii) the value of the investment at the beginning of the measurement period.

     Pricing of Options. Under the SVIP and subject to its terms, an employee to whom an Option is granted will have the right to purchase the number of shares of Georgia-Pacific Common Stock covered by the Option. The plan provides that the exercise price to be paid by a participant shall be the mean between the high and low sales price for a share of Georgia-Pacific Common Stock as reported on the New York Stock Exchange Composite Tape on the date of grant. The exercise price of an Option is payable (i) in cash or (ii) by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common Stock already owned by the optionee.

     Term and Exercisability of Options. The term of each Option will be ten years, unless earlier terminated under the circumstances described below.

     All Options subject to a grant will become exercisable at the end of three, four or five years from the date of grant only if, at any such date, the Corporation's Total Shareholder Return over the immediately preceding three, four or five full fiscal years, as the case may be, exceeds the weighted average Total Shareholder Return of the industry peer group for the same period. Returns of the companies comprising the industry peer group are weighted on the basis of beginning-of-year market capitalization, in the same manner as such returns are weighted in the Performance Graph to derive the index for the peer group companies. All Options which have not become exercisable as described in this paragraph will become exercisable nine and one-half years after the date of grant assuming the Option remains outstanding on such date. Once an Option becomes exercisable, it remains exercisable for the remaining term of such Option, except that if the optionee thereafter is terminated by the Corporation for cause, subject to applicable law his or her Options will immediately terminate, and if the optionee thereafter terminates employment with the Corporation for any reason other than retirement, death, disability or cause, Options remain exercisable for 90 days from termination.

     The SVIP provides that if an optionee retires at age 55 or greater with at least 10 years of service, or at age 65, or becomes disabled or dies, and such employee's Options do not, either prior to or after such event, become exercisable based on the Corporation's performance as described in the preceding paragraph, a specified portion of such Options, ranging from 50% to 100%, will become exercisable based on the number of years elapsed in the ten-year term of such Options at the time of such event or five years from grant, whichever occurs last. The closer the Options are to expiration, the greater the percentage of such Options that will become exercisable. Options that become exercisable in this manner remain exercisable for six months or until expiration of the ten-year Option term, whichever occurs first. In addition, in the event of a change in control (as defined in the SVIP), outstanding Options become exercisable if the Corporation's Total Shareholder Return over the three, four or five years immediately preceding the effective date of the change in control exceeded the Total Shareholder Return of the industry peer group over the same period. Options that become exercisable in this manner remain exercisable for the remaining term of the Options. If an optionee terminates employment with the Corporation for any reason other than those specified above, any Option that has not previously become exercisable will be canceled.

     Options granted under the SVIP are not transferable except by will, the laws of descent and distribution or pursuant to a written beneficiary designation. All Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

     Administration. The SVIP will be administered by the Compensation Committee, which consists of directors who will not participate in the plan and all of whom will be "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act. The Committee will have the authority to administer the SVIP, make all determinations with respect to the construction and application of the plan and the Board resolutions adopting the plan, adopt and revise rules and regulations relating to such plan and make other determinations which it believes necessary or advisable for the administration of the plan. The Committee is authorized to appoint one or more individuals or entities, who need not be members of the Committee, to act as its agent in the administration of the SVIP, and has appointed the Chairman and Chief Executive Officer as such agent. The Committee may not delegate to others the granting of Options to current or new participants.

     Amendment and Termination. The SVIP will terminate on March 31, 2000. Options granted and outstanding as of the date the SVIP terminates are not affected or impaired by such termination. The Board may amend or terminate the SVIP at any time. The Board may not, however, modify the terms or conditions of any Option awarded to a participant without the consent of the optionee. Without shareholder approval, the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the SVIP in the aggregate (except for adjustments as discussed above), (ii) extend the term of the plan,
(iii) amend the provisions of the plan relating to amendments or (iv) reprice Options.

1995 GRANTS

     The following table shows grants of Options under the SVIP (to a total of 1,359 participants) approved by the Compensation Committee on January 31, 1995. Such Options are effective April 1, 1995, subject to approval of the SVIP by the shareholders at the Annual Meeting. The exercise price for such Options will be the mean between the high and low sales price for a share of the Corporation's Common Stock on April 1, 1995.

                               NEW PLAN BENEFITS
                     1995 SHAREHOLDER VALUE INCENTIVE PLAN

                                                                  NO. OF SHARES
                      NAME AND POSITION                         SUBJECT TO OPTION   DOLLAR VALUE($)
- --------------------------------------------------------------  -----------------   ---------------
Mr. Correll...................................................        83,000                   (1)
  Chairman and Chief Executive Officer
Mr. Babin.....................................................        25,000                   (1)
  Executive Vice President-Pulp and Paper
Mr. Mortensen.................................................        25,000                   (1)
  Executive Vice President-Building Products
Mr. Kelley....................................................        12,000                   (1)
  Senior Vice President-Law
Mr. Thomas....................................................        12,000                   (1)
  Senior Vice President-Paper
Executive Group...............................................       255,700                   (1)
Non-Executive Director Group..................................           -0-(2)
Non-Executive Officer Employee Group..........................       881,200                   (1)

- ---------------

(1) The actual value an optionee may realize, if any, will depend on the excess of the fair market value of the Corporation's Common Stock over the exercise price on the date an Option is exercised. The closing market price of Georgia-Pacific Common Stock on March 17, 1995, as reported in The Wall Street Journal was $74.

(2) Non-employee directors are not eligible to participate in the SVIP.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of some of the more significant Federal income tax consequences under present law of the granting and exercise of Options pursuant to the SVIP.

     No taxable income is realized by an optionee upon the grant of an Option, and no deduction is then available to the Corporation. Upon exercise of an Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income and, subject to any limitation imposed on executive compensation by
Section 162(m) of the Internal Revenue Code, deductible by the Corporation. The tax basis of shares acquired will be the fair market value on the date of exercise. The Corporation believes, based on regulations under Section 162(m) in the form currently proposed, that if the shareholders of the Corporation approve the SVIP, the Corporation will be entitled to deduct the entire amount of compensation recognized by any participant under the SVIP in connection with the exercise of any Option.

     If an optionee disposes of any shares of Georgia-Pacific Common Stock received upon the exercise of an option, such optionee will realize a capital gain or loss equal to the difference between the amount realized on disposition and the value of such shares at the time the Option is exercised. The gain or loss will be either long-term or short-term, depending on the holding period measured from the date of exercise.

     The Corporation is required to withhold and remit to the Internal Revenue Service income taxes on all compensation which is taxable as ordinary income. Upon exercise of Options (and as a condition of such exercise), an optionee must pay or arrange for payment to the Corporation of cash representing the appropriate withholding taxes generated by the exercise.

SHAREHOLDER APPROVAL

     Under its terms, the SVIP will be null and void from its inception unless it is approved, in a separate vote, by the affirmative vote of holders of at least a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of shareholders held on or prior to April 1, 1996. Because it believes the SVIP provides the long-term incentives crucial to the effectiveness of its compensation program, the Board of Directors recommends that the shareholders vote FOR the adoption of the SVIP.

     Proxies solicited on behalf of the Board will be voted FOR this proposal unless shareholders specify a contrary choice in their proxies.

           IV. PROPOSAL TO APPROVE 1995 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF PLAN

     On February 1, 1995, the Board of Directors adopted the 1995 Employee Stock Purchase Plan ("1995 Plan"), in the form attached hereto as Exhibit C, covering 2,000,000 shares of Common Stock. The purpose of the 1995 Plan is to give all non-officer employees of the Corporation and certain subsidiaries who are full-time employees (as defined) on July 3, 1995 (approximately 44,000 persons as of March 1, 1995), the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in the Corporation. Directors and officers of the Corporation may not participate in the 1995 Plan. No employee has the right to purchase shares of Common Stock pursuant to the 1995 Plan unless such employee is employed continuously from July 3, 1995 through September 15, 1995. The number of shares for which an employee may subscribe is limited to those which can be purchased, at the purchase price, with 24 monthly installments of not less than $10 nor more than the lesser of $1,500 or 20% of the employee's monthly rate of compensation. The purchase price per share is 85% of the mean of the high and low sales prices for a share of Common Stock on July 3, 1995 (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal). The closing price of the Common Stock on March 17, 1995 (as reported in such record of Composite Transactions and printed in The Wall Street Journal) was $74.

     Payment for the shares will be made by payroll deductions during a 24-month period which will commence in October 1995. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments.

     An employee may terminate his or her subscription at any time before the full price of the shares subscribed for has been paid and will thereupon be entitled to receive the full amount withheld, with interest at the rate of 6% per annum, or the number of full shares which can be purchased at the purchase price under the 1995 Plan with the full amount previously withheld. An employee may also reduce the number of shares subscribed for and receive a refund of a portion of the amount previously paid, with interest, or may have the refund amount applied to reduce the amount of future installments of the purchase price for the reduced number of shares.

     The 1995 Plan may be amended by the Board of Directors in any way which does not adversely affect the rights of employees under subscription agreements previously entered into under the 1995 Plan.

FEDERAL INCOME TAX CONSIDERATIONS

     The 1995 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under the Internal Revenue Code, a United States employee who elects to participate in the offering and who is employed by the Corporation or a covered subsidiary on July 3, 1995 and who is continuously employed thereafter by the Corporation or any of its subsidiaries for the period ending three months before the date of payment of the full purchase price for the shares subscribed does not realize income at the time of the offering or when the shares of Common stock which he or she purchased are transferred to him or her.

     If any employee disposes of shares transferred to him or her under the 1995 Plan after two years from the date of the offering of such shares and after one year from the date of the transfer of such shares to him or her, or in the event of the employee's death (whenever occurring) while owning such shares, the employee is required to include as compensation in his or her gross income for the taxable year in which the date of such disposition falls or for the taxable year closing with his or her death, whichever applies, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition or death over the purchase price, or (ii) the excess of the fair market value of such shares at the time of the offering over the purchase price. In the case of such a disposition only (not death), the employee's basis in such shares in his or her hands at the time of such disposition is increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition is long-term capital gain or loss. In the case of such a disposition or the employee's death, the Corporation (or the subsidiary by which the employee is employed) is not entitled to any deduction from income.

     If an employee disposes of such shares within such two-year or one-year periods, the employee is required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares in his or her hands at the time of disposition is increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition is capital gain or loss, either short-term or long-term, depending on his or her holding period for such shares. In the event of a disposition within such two-year or one-year periods the Corporation (or the subsidiary by which the employee is employed) is entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition in the year of such disposition.

     In the case of an employee who is a citizen of the United States employed abroad, all or a portion of income in the nature of compensation (but not capital gain) may, under certain circumstances, be excludable from U.S. income under Section 911 of the Internal Revenue Code.

SHAREHOLDER APPROVAL

     Under its terms, the 1995 Plan will terminate and all subscriptions will be cancelled if it is not approved by the holders of at least a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of shareholders held on or prior to February 1, 1996. The Board of Directors recommends that the shareholders vote FOR the adoption of the 1995 Plan.

     Proxies solicited on behalf of the Board will be voted for this proposal unless shareholders specify a contrary choice in their proxies.

              V. PROPOSAL TO APPROVE OUTSIDE DIRECTORS STOCK PLAN

     On the recommendation of the Nominating (to be renamed Governance) Committee, the Board has adopted, subject to shareholder approval, the Outside Directors Stock Plan (the "Directors Plan") in the form attached to this Proxy Statement as Exhibit D. The purpose of the Directors Plan is to allow non-employee directors (which includes all directors of the Corporation except Mr. Correll) to acquire additional shares of Common Stock. The Corporation believes the Directors Plan will help align the interests of the directors more closely with those of other shareholders by providing them with a proprietary interest in the Corporation's success.

     The Directors Plan is a non-discretionary plan which provides for the issuance of up to 30,000 shares of Common Stock to directors on a restricted basis. Directors may vote, and receive any dividends declared on, shares issued to them under the Directors Plan, but may not sell, transfer or encumber such shares prior to the date on which such shares become unrestricted. The restrictions on such shares will lapse on the earlier of the director's death or six months after such director retires or leaves the Board as a result of becoming disabled.

     For purposes of the Directors Plan, a director "retires" when service as a director terminates (a) because the director is ineligible to continue to serve under the Corporation's retirement policy for directors, (b) due to the director taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service as a director or (c) due to the fact that continued service as a director would be a violation of law. If a director's service on the Board terminates for any reason other than death, retirement (as defined above) or disability, such director will forfeit all shares issued to him or her under the Directors Plan.

     Pursuant to the Directors Plan, but subject to shareholder approval of such plan, on May 3, 1995, each non-employee director of the Corporation will be issued 200 restricted shares of Common Stock. Thereafter, on May 15 of each year, each outside director then in office will be issued a number of shares (rounded to the nearest whole share) equal to $15,000 divided by the mean between the high and low sales price for a share of Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on the date of issuance.

     Under the Directors Plan shares may be issued only to non-employee directors of the Corporation. Currently there are 13 such directors. None of the persons named in the Summary Compensation Table on page 9, nor any executive or non-executive officer, nor any other employee of the Corporation, is eligible to participate in the Directors Plan. Based on a per share price of $74(the closing price for a share of Georgia-Pacific's Common Stock on March 17, 1995), the dollar value of the maximum award payable under the Directors Plan to all non-employee directors as a group is $2,220,000, and the value of the awards that will be made on May 3, 1995 (a total of 2,600 shares) is $192,400.

     The Directors Plan will be administered by the Nominating (to be renamed the Governance) Committee, each member of which is "disinterested" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Directors Plan may be amended or otherwise modified, suspended or terminated at any time by the Board; provided, however, that provisions of the Directors Plan relating to the definition of persons eligible to participate in the plan, the amount and price of securities to be awarded and the timing of such awards shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Income Security Act of 1974, or the rules thereunder. No amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of shareholders of the Corporation held within twelve months of the date of adoption of such amendment in cases where such amendment increases the total number of shares reserved for purposes of the Directors Plan, changes in any respect the class of persons who constitute eligible directors, extends the maximum period of granting awards or otherwise materially increases the benefits accruing to directors eligible to receive awards under the Directors Plan.

     Because the sale or transfer of the shares will be restricted on the date of issuance, unless a director elects to recognize ordinary income upon grant, the directors will not realize income, and the Corporation will not be entitled to a tax deduction for compensation expense, until the restrictions lapse as described above. A director will realize ordinary income on the shares that become unrestricted in an amount equal to the fair market value of such shares on the date such restrictions lapse, and the Corporation will be entitled to a deduction for compensation at that time.

     Shareholder approval is being sought in order to exempt the issuance of shares under the Directors Plan from the application of Section 16(b) of the Securities Exchange Act of 1934 and to satisfy certain rules of the New York Stock Exchange. The Directors Plan must be approved by the affirmative vote of holders of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of Shareholders to be held on or prior to May 1, 1996. Because the Directors Plan will provide additional incentives to directors to work for the Corporation's overall success, the Board recommends that the shareholders vote FOR the adoption of the Directors Plan.

     Proxies solicited on behalf of the Board will be voted for this proposal unless shareholders specify a contrary choice in their proxies.

                               VI. OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the accounts of Georgia-Pacific and its subsidiaries since 1948 and has been appointed by the Board of Directors to continue in that capacity during 1995. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement and will be available to respond to appropriate questions.

ADDITIONAL SOLICITATIONS

     Kissel-Blake Inc. has been engaged by the Corporation to solicit proxies at a cost not to exceed approximately $5,500. In addition to the solicitation of proxies by mail, other means of communication such as telephone, facsimile and personal interview may be employed by the officers, directors and regular employees of the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the New York Stock Exchange.

VOTING PROCEDURES

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting of Shareholders. The vote required to elect directors or approve any of the other proposals described in this Proxy Statement, as the case may be, is in each case set forth under the appropriate heading in this Proxy Statement. Proxy cards which are executed and returned without any designated voting direction are voted in the manner stated on the proxy card. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of the proposals set forth in Sections II, III, IV and V of this Proxy Statement, nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals set forth in Sections II, III, IV and V of this Proxy Statement and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

EXECUTION AND REVOCATION OF PROXY

     If stock is registered in the name of more than one person, each such person should sign the proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and (if not previously furnished with a prior proxy) a certificate should be furnished showing evidence of appointment.

     The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The proxy may be revoked at any time before it is exercised, in which event written notice of revocation should be filed with the Secretary of the Corporation.

REPORTING REQUIREMENT UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to the Corporation copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all its officers and directors complied with applicable Section 16(a) filing requirements.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     The bylaws of the Corporation provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 75 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder of his or her intent to nominate must be so received by the Secretary of the Corporation by the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

     Each such shareholder notice to the Secretary of his or her intent to nominate must set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (iii) the number of shares of Common Stock held of record, owned beneficially, and represented by proxy, by the shareholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

SHAREHOLDER PROPOSALS

     Shareholder proposals for the Annual Meeting of Shareholders on May 7, 1996, will not be included in the Corporation's Proxy Statement for that meeting unless received by the Corporation at its executive office in Atlanta, Georgia, on or prior to November 29, 1995. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                          By order of the Board of Directors,
                                          Kenneth F. Khoury
                                          -----------------
                                          Kenneth F. Khoury
                                          Secretary

Atlanta, Georgia
March 28, 1995.

     THE CORPORATION'S 1994 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE CORPORATION. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

     A COPY OF GEORGIA-PACIFIC CORPORATION'S 1994 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE SUPPLIED WITHOUT CHARGE UPON REQUEST. ANNUAL STATISTICAL UPDATES ARE ALSO AVAILABLE. REQUESTS FOR SUCH FINANCIAL INFORMATION SHOULD BE DIRECTED TO:

  INVESTOR RELATIONS
  GEORGIA-PACIFIC CORPORATION
  P. O. BOX 105605
  ATLANTA, GEORGIA 30348
  (404) 652-5555

EVA IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

                                                                       EXHIBIT A

                          GEORGIA-PACIFIC CORPORATION

                       1995 ECONOMIC VALUE INCENTIVE PLAN
      (As Adopted by Action of the Board of Directors on February 1, 1995)

     By action of its Board of Directors on February 1, 1995, Georgia-Pacific Corporation adopted the Georgia-Pacific Corporation Economic Value Incentive Plan ("EVIP") for its senior management and staff effective for calendar year 1995 and subsequent Covered Years:

I. DEFINITIONS

     For purposes of the EVIP, the following terms or phrases shall have the indicated meanings:

          1. "Affected Officer" means any officer of Georgia-Pacific Corporation as of January 1 of any Covered Year (other than the CEO), who in the judgment of the Committee may receive total compensation for the Covered Year in excess of the limit on tax deductible compensation specified in
     Section 162(m) of the Internal Revenue Code of 1986 or any statute which is the successor or replacement of Section 162(m), as the same may be amended from time to time (and any regulations promulgated thereunder). The Committee shall determine which officer Participants in this Plan will be considered Affected Officers in any Covered Year on or before the date of the Board's first meeting in such year.

          2. "Annual Bonus Limit" means (i) for any Participant (other than the
     CEO), the lesser of (A) 200% of the amount which is the product of (x) the maximum total (Annual and Long-Term) bonus that the Participant could receive if the Target EVA for the Corporation were achieved in the Covered Year (as determined by the Committee under paragraph 1(a)(ii) of Section
     III) and (y) the weighting assigned by the Committee (under paragraph 1(a)(iii) of Section III) to the Annual Bonus opportunity for the Covered Year or (B) 100% of the Participant's Rate of Base Salary on January 1 of the Covered Year; and (ii) for the CEO, the lesser of (A) an amount equal to the amount described in (i)(A) above calculated for the CEO or (B) 140% of the CEO's Rate of Base Salary on January 1 of the Covered Year.

          3. "Board" means the Board of Directors of the Corporation.

          4. "Business Unit" means the Corporation and each business segment, division or corporate staff department of the Corporation for which EVA performance standards are set for a given Covered Year.

          5. "CEO" means the Chairman and Chief Executive Officer of Georgia-Pacific Corporation or, if one person does not hold both of these offices, the Chief Executive Officer of Georgia-Pacific Corporation.

          6. "Committee" means the Compensation Committee of the Board, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan, provided however that any such subcommittee shall consist entirely of (but at least two) "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any statute which is a successor or replacement for such statute (and applicable regulations promulgated thereunder).

          7. "Compensation" means the Salary Grade midpoint of a Participant for a given Covered Year determined as of January 1 of the Covered Year by the Plan Administrator using the generally applicable salary grade classifications generated by the Compensation Department of the Corporation. The determination of "Compensation" shall take into account base salary increases retroactively effective to that date as approved (in accordance with normal corporate procedures) by management or by the Committee and the Board on or before the date of the Board's first regular meeting during the Covered Year.

          8. "Corporation" means Georgia-Pacific Corporation and its subsidiaries.

          9. "Covered Year" means each calendar year beginning on or after January 1, 1995.

          10. "EVA" means economic value added for the Covered Year, which, in turn, is defined as net operating profit after tax minus a capital charge determined by multiplying the Corporation's weighted average cost of debt and equity capital for the Covered Year, as determined by the Committee prior to March 31 of the affected Covered Year, by the sum of the market value of the Corporation's outstanding common stock and the market value of its outstanding debt for the Covered Year, as determined by the Committee prior to March 31 of the affected Covered Year (as adjusted for changes in average working capital during the Covered Year). "Net operating profit after tax" is calculated by adjusting operating profit (calculated using the Corporation's income statement for the Covered Year) by eliminating the non-cash effect of (i) goodwill amortization, (ii) changes in the allowance for doubtful accounts, (iii) changes in contingency, inventory and compensation/employee benefit plan reserves and (iv) all other material non-cash charges and also by deducting cash tax payments. The determination of EVA results for the Corporation as a whole for purposes of this Plan is the responsibility of the Committee; the Plan Administrator shall have the responsibility for determining EVA results for each other Business Unit, but such determination by the Plan Administrator must be consistent with the Committee's determination of corporate EVA results, provided that if an Affected Officer's Annual Bonus under this Plan for a Covered Year will depend in part on the attainment of EVA performance goals in a Business Unit other than the Corporation, the Committee shall be responsible for determining the EVA results of that Business Unit. In particular (but without limitation), the sum of Target EVA for all business segments and the sum of Target EVA for all divisions must each equal the Target EVA for the Corporation.

          11. "Employee" means any full-time, salaried employee of the Corporation.

          12. "Executive Group" means one of the following groups of
     Participants: Corporate Staff, Segment Heads, Segment Staff, Divisional Executives (as defined by the CEO on an annual basis) and such other groups as may be specified by the CEO for a given Covered Year.

          13. "Long-Term Bonus Limit" means (i) for Participants other than the CEO, the least of (A) the amount of the maximum total (Annual and Long-Term) bonus the Participant could receive if the Target EVA for the Corporation were achieved in the Covered Year (as determined by the Committee pursuant to paragraph 1(a)(ii) of Section III), (B) 100% of the Participant's Rate of Base Salary on January 1 of the Covered Year reduced by any Annual Bonus that may be payable for that Covered Year or (C); the amount of the maximum total (Annual and Long-Term) bonus the Participant could receive if the Maximum EVA for the Corporation were achieved in the Covered Year (as determined by the Committee pursuant to paragraph 1(a)(ii) of Section III) reduced by any Annual Bonus that may be payable for that Covered Year and (ii) for the CEO, the lesser of (A) an amount equal to twice the Annual Bonus to which he would be entitled for the Covered Year or (B) 140% of the CEO's Rate of Base Salary on January 1 of the Covered Year reduced by any Annual Bonus that may be payable for that Covered Year.

          14. "Maximum EVA" means the EVA at which the percentage of Compensation paid as an Annual Bonus reaches its maximum, as determined by the Committee or the CEO pursuant to subsection 1 of Section III.

          15. "Participant" means an Employee of the Corporation who, for a given Covered Year, meets the eligibility standards of Section II.

          16. "Plan" or "EVIP" means the Georgia-Pacific Corporation 1995 Economic Value Incentive Plan as set forth in this document, as amended from time to time.

          17. "Plan Administrator" means the person or entity having administrative authority under this EVIP, as specified in Section IV.

          18. "Rate of Base Salary as of January 1 of the Covered Year" means a Participant's rate of base annual salary in effect on January 1 of the Covered Year, provided that the determination of "Rate of Base Salary on January 1 of the Covered Year" shall take into account base salary increases retroactively effective to that date as approved (in accordance with normal corporate procedures) by management or by the Committee and the Board on or before the date of the Board's first regular meeting during the Covered Year, and provided further that, for Employees who become Participants for a Covered Year after the commencement of that year, "Rate of Base Salary on January 1 of the Covered Year" shall mean such Participant's rate of base annual salary in effect on the date his/her participation commences.

          19. "Salary Grade" means the salary grade of a Participant as established from time to time by the Compensation Department of the Corporation in accordance with the Corporation's generally applicable policies.

          20. "Target EVA" means the EVA performance level at which the total (Annual Bonus and Long-Term Bonus) bonus opportunity under this Plan will lie at the median (50th percentile) of competitive practice, as determined by the Committee or the CEO pursuant to subsection 1 of Section III.

          21. "Threshold EVA" means the minimum EVA for which an Annual Bonus will be paid, as determined by the Committee or the CEO pursuant to subsection 1 of Section III.

II. ELIGIBILITY

     1. Participation Criteria. An Employee will be eligible to participate in the EVIP for a given Covered Year if he/she is, on January 1 of the Covered Year, an officer of Georgia-Pacific Corporation (or becomes an officer during the Covered Year) or, if a non-officer, has been designated by the CEO as a Participant at the beginning of the year or has been added as a Participant in the EVIP by act of the CEO. For each Covered Year, the CEO will also define each of the Executive Groups and specify the Executive Group to which each Participant (other than the CEO) belongs. The CEO will be assigned to the Corporate Staff group.

     2. Special Rules. Notwithstanding anything in subsection 1 of this Section II to the contrary:

          (a) A Participant who terminates employment with the Corporation during the Covered Year may receive a prorated -- or no -- award pursuant to subsection 4 of Section III.

          (b) The CEO shall have authority, in his discretion, to add or delete Employees from the Participant group, provided that no person may be added as a Participant during the fourth calendar quarter of the Covered Year and provided further that the bonus for an Employee who is added as a Participant for a Covered Year will be prorated based on the number of complete calendar months he/she was a Participant for the Covered Year. In each case in which the CEO adds a Participant, he shall designate the effective date of his/her participation and his/her Executive Group.

          (c) If a Participant's position with the Corporation changes during the Covered Year so that his/her original designation to an Executive Group no longer best reflects the nature of his/ her responsibilities, the CEO may, in his discretion, change the Executive Group to which the Participant is assigned to the group which in the CEO's judgment best reflects the nature of his/her job responsibilities for the Covered Year as a whole.

          (d) Participants in other incentive compensation programs (excluding any stock option plan) maintained by the Corporation are not eligible to participate in the EVIP.

III. AWARDS

     Bonuses under the EVIP are composed of two different types of awards, viz., the annual bonus award ("Annual Bonus") and the long-term bonus award ("Long-Term Bonus"):

          1. Award of Annual Bonuses. Annual Bonuses for each Participant under this EVIP will be an amount determined pursuant to standards adopted by the CEO or the Committee prior to March 31 of the Covered Year as follows:

             (a) The Committee will determine, in its discretion:

                (i) The identity of any Affected Officers for the Covered Year;

                (ii) The Threshold EVA, Target EVA and Maximum EVA levels for such Covered Year for the Corporation as a whole (and for any Business Unit, the EVA performance of which affects the Annual Bonus of an Affected Officer);

                (iii) The total (Annual and Long-Term) bonus permissible under this Plan (expressed as a percentage of Compensation) for each Salary Grade at each of these EVA levels; and

                (iv) The percentage of the total bonus opportunity for such Covered Year which will comprise the Annual Bonus.

             (b) For each Covered Year, the CEO shall, in his discretion, determine (and report to the Committee):

                (i) The appropriate Business Units (other than the Corporation) for which EVA performance standards will be set for the Covered Year;

                (ii) The Threshold EVA, Target EVA and Maximum EVA levels for each Business Unit established pursuant to subparagraph (i) of this paragraph (b) (other than any Business Unit for which the Committee is responsible for setting the EVA performance level for the Covered
           Year);

                (iii) The Annual Bonus for the Covered Year (expressed as a percentage of Compensation) for each Salary Grade at each of the EVA performance levels described in subparagraph (ii) of this paragraph
           (b); and

                (iv) The fractional weightings assigned to all Participants in each Executive Group (other than the CEO) for the corporate, business segment and division EVA performance levels to be used in determining the Annual Bonus for each such Participant (such weightings shall total 1 for each such Participant).

           All determinations by the CEO as described in this paragraph (b) shall be consistent with the EVA standards for the Corporation (and, when required, any business segment or division) by the Committee. In particular, but without limitation, the sum of the division Target EVA standards and the sum of business segment Target EVA standards must each equal the Target EVA standards for the Corporation as a whole.

             (c) EVA performance standards will be determined taking into account an assessment of the Corporation's annual financial standards developed by management for the Covered Year, relevant information concerning industry conditions and market expectations.

             (d) The CEO's Annual Bonus will be based 100% on the EVA performance of the Corporation as a whole.

             (e) The amount of Annual Bonus (expressed as a percentage of Compensation) for any EVA level between a given EVA level and the next preceding or following level shall be determined by interpolation between those two levels.

             (f) If the achieved EVA levels for any Business Unit for a Covered Year are less than the Threshold EVA set for that Business Unit for that year, no Annual Bonuses with respect to the performance of that Business Unit shall be paid; if the achieved EVA levels for any Business Unit for a Covered Year exceed the Maximum EVA set for that Business Unit for that year, the percentage of Compensation corresponding to the Maximum EVA for the affected Business Units shall be paid.

             (g) The Annual Bonus of any Participant in the Covered Year shall be calculated as follows:

                (i) After the close of a Covered Year and before the payment date specified in subsection 3 of this Section III, the Committee shall certify in writing the extent to which the EVA standards for the Corporation as a whole (and for any other Business Unit for which the Committee set the EVA standards for the Covered Year) determined pursuant to subsection 1 of this Section III have been achieved for that Covered Year. Within the same period and consistent with the Committee's findings regarding the level of achieved EVA performance for the Covered Year by the Corporation (and other any Business Unit for which the Committee set the EVA standards for the Covered Year), the CEO shall determine the extent to which the EVA standards set for Business Units for which the Committee is not required to make this determination pursuant to subsection 1 of this Section III have been achieved for the Covered Year.

                (ii) Based upon the achieved EVA performance for each applicable Business Unit for the Covered Year determined in accordance with subparagraph (i) of this paragraph (g), the corresponding percentages of Compensation for the Salary Grade of each Participant shall be determined using the standards established pursuant to paragraphs
           (a), (b) and (c) of this subsection 1. For purposes of this subparagraph (ii), "each applicable Business Unit" shall be each Business Unit, the EVA performance of which is reflected in the weighting established under subparagraph (b)(iv) of this subsection 1 for use in determining the Annual Bonuses of the Executive Group of which the Participant is a member.

                (iii) The Participant's Annual Bonus for the Covered Year will equal the product of (x) the sum of the percentages calculated pursuant to subparagraph (ii) of this paragraph (g) and (y) the Participant's Compensation.

             (h) Notwithstanding anything in this subsection 1 to the contrary, the Annual Bonus for any Participant for the Covered Year may not exceed the Annual Bonus Limit for that year.

          2. Award of Long-Term Bonuses. Any Participant shall be eligible to receive a Long-Term Bonus for a Covered Year regardless whether he/she receives an Annual Bonus for that year, provided that, notwithstanding the foregoing, the CEO will not be eligible for a Long-Term Bonus for the Covered Year if he is not eligible for an Annual Bonus for that year. Long-Term Bonus amounts will be determined as follows:

             (a) Subject to the limits of this subsection 2, the CEO, in his discretion, shall determine the amount of the Long-Term Bonus for the Covered Year for each Participant (other than the CEO and each Affected Officer) after reviewing the actions taken by the Business Unit to which the Participant belongs during the Covered Year to increase the long-term EVA of that Business Unit and/or the Corporation as a whole. In conducting this review, the CEO may consider any actions by Business Units he/she deems appropriate, including but not limited to actions to
        (i) increase efficiency (by increasing revenue or reducing costs using the same or less capital), (ii) develop new investment opportunities and/or (iii) reduce or divest under-performing assets.

             (b) For each Affected Officer, the Long-Term Bonus for a Covered Year shall equal the Long-Term Bonus Limit for such Affected Officer (determined in accordance with subsection 14 of Section I), subject to reduction by the Committee, in its discretion, based on its review and evaluation of such performance criteria as the Committee may deem appropriate.

             (c) For the CEO, the Long-Term Bonus for a Covered Year shall equal 200% of the Annual Bonus applicable to him/her for that year, subject to reduction by the Committee in its discretion based on its review and evaluation of such performance criteria as the Committee may deem appropriate.

             (d) Notwithstanding anything in this Plan to the contrary:

                (i) The amount of the Long-Term Bonuses for each Participant (including the CEO) will also reflect his/her individual performance -- and the performance of any Business Unit under his/her supervision -- with respect to the Corporation's standing policies (as applicable and in effect from time to time), in particular (but without limitation) the Corporation's Code of Business Conduct and its safety and environmental policies; and

                (ii) For all Participants, the Long-Term Bonus for a Covered Year may not exceed the Long-Term Bonus Limit for that year.

          3. Payment of Awards. Awards shall be paid as soon as practicable after the calculation of achieved EVA levels for the Covered Year, but in no event later than March 15 following the end of the Covered Year. In the event of the death of a Participant, any awards due to -- or in respect of -- him/her under this Plan will be paid, first, to his/her surviving spouse (if any) and, if there is no surviving spouse, to his/her estate.

          4. Special Situations.
             (a) A Participant whose employment with the Corporation terminates during the Covered Year (i) for any reason after he/she has attained at least age 65 or has attained age 55 and accumulated at least ten (10) years of service for vesting purposes under the Georgia-Pacific Corporation Savings and Capital Growth Plan, (ii) because of his/her death, (iii) because of his/her total and permanent disability (as determined by the Plan Administrator pursuant to the standards of the Georgia-Pacific Corporation Salaried Long-Term Disability Plan, whether or not the Participant has enrolled in that plan) or (iv) for any other reason specifically approved by the Plan Administrator (provided that, for purposes of this subparagraph (iv) only, the approval of the Committee shall be required in the case of the CEO or an Affected Officer) shall be entitled to a bonus award prorated to reflect the number of complete calendar months actually worked during the Covered Year payable at the same time bonuses for other Participants are paid for that Covered Year.

             (b) Subject to paragraph (a) of this subsection 4, Participants who during the Covered Year (i) voluntarily terminate their employment with the Corporation or (ii) are involuntarily terminated by the Corporation for any reason will not be eligible to receive a bonus under this Plan for the Covered Year.

          5. Maximum Total Bonus Award. Notwithstanding anything in this Plan to the contrary, no Participant may receive a total (Annual and Long-Term) bonus award under this Plan in any Covered Year in excess of $2,000,000.

IV. ADMINISTRATION

     The Plan will be administered by the Committee. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, Participants and other employees. The Committee shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan and the Board resolutions establishing the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith. The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Committee under the Plan. Such agents shall serve at the pleasure of the Committee. The decisions of any such agents taken within the scope of his/her authority will have the same effect as decisions by the Committee. Notwithstanding anything in this Section IV to the contrary, the Committee may not delegate authority which under this Plan is expressly reserved to the Committee alone.

V. AMENDMENT OR TERMINATION

     The Board, by action of the Committee, expressly reserves the right to amend or terminate the EVIP at any time, provided that no Annual Bonus for a Covered Year may thereby be reduced on or after December 31 of that Covered Year.

VI. MISCELLANEOUS

     1. Awards Unfunded. Awards payable pursuant to the EVIP (if any) shall be paid solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund EVIP awards has been established, nor is it the Corporation's intention to do so. Each Participant shall be an unsecured creditor of the Corporation with respect to any interest he or she may have in award payments under the EVIP.

     2. Taxation of Awards. Awards under the EVIP will be compensation subject to Federal and State tax withholding (including, without limitation, FICA withholding) in the calendar year in which they are paid.

     3. Retirement Plans and Welfare Benefit Plans. Except as otherwise specified in the plan in question, awards under the EVIP will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

     4. Spendthrift Clause. A Participant may not assign, anticipate, alienate, commute, pledge or encumber any benefits to which he or she may become entitled under the EVIP, nor are the awards subject to attachment or garnishment by any creditor.

     5. No Contract of Employment. The Corporation intends that the awards provided under the EVIP be a term of employment and a part of each Participant's compensation and benefit package. Participation in this Plan shall not constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Corporation or (2) of the Corporation to continue to employ such Participant, and the Corporation may terminate the employment of a Participant at any time with or without cause.

VII. EFFECTIVE DATE/SHAREHOLDER APPROVAL

     1. Effective Date.  The EVIP shall become effective on January 1, 1995.

     2. Shareholder Approval. Notwithstanding anything in this EVIP to the contrary, the EVIP shall be null and void from inception if it is not approved, in a separate vote, by the affirmative vote of the holders of at least a majority of the shares of the common stock of Georgia-Pacific Corporation present or represented by proxy and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable corporate law of the State of Georgia and the By-Laws of the Corporation on or prior to December 31, 1995.

                                                                       EXHIBIT B

                          GEORGIA-PACIFIC CORPORATION

                     1995 SHAREHOLDER VALUE INCENTIVE PLAN

     By action of its Board of Directors and subject to the approval of its shareholders, Georgia-Pacific Corporation has established the following incentive compensation plan for specified key employees, to be known as the "Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan" and to be effective as of the Effective Date specified below. The purposes of this Plan are to attract and retain qualified and competent Employees, to enhance the growth and profitability of Georgia-Pacific Corporation and its Subsidiaries (the "Corporation") and to maximize shareholder value by providing Employees with the incentive of long-term rewards if they continue their employment and attain established performance objectives. Annual grants of non-qualified stock options will be made to Employees who are capable of having a significant positive impact on the performance of the Corporation so that the interests of such Employees will be more closely aligned with those of the Corporation's shareholders.

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Plan, the following terms or phrases shall have the indicated meanings:

          1.1 Approval Date. The date of the Committee's meeting at which Option Grants under this Plan for a given Grant Date are determined and approved.

          1.2 Board.  The Board of Directors of the Corporation.

          1.3 Cause. "Cause" shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Corporation or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the violation of any corporate policy or regulation) which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Corporation or any of its Subsidiaries.

          1.4 Committee. The Compensation Committee of the Board of Directors of the Corporation, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan, provided however that any such subcommittee shall consist entirely of (but at least two) "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any statute which is a successor or replacement for such statute (and applicable regulations promulgated thereunder).

          1.5 Corporation. Georgia-Pacific Corporation, a Georgia corporation, its successors and assigns.

          1.6 Effective Date. The Effective Date of this Plan, which shall be April 1, 1995, subject to the subsequent approval of the shareholders of the Corporation.

          1.7 Employee. A full-time, salaried employee of the Corporation (including, without limitation, any officer of the Corporation).

          1.8 Fair Market Value of the Stock. On any date, the mean between the high and low sales prices of a share of Stock on that date as reported in The Wall Street Journal, New York Stock Exchange -- Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

          1.9 Grant Date. The date as of which an Option Grant is deemed to have been made, which shall be the effective date of the Option Grant as specified by the Committee on the Approval Date.

          1.10 Normal Grant. The number of shares of Stock necessary, based on the Salary Grade of a Participant at the Grant Date, to provide such Participant long-term incentive compensation equivalent to the median (50th percentile) of prevailing competitive practice with respect to long-term incentive compensation, as determined based upon a comparative compensation study covering industrial companies comparable to the Corporation in size and complexity of operations conducted by a nationally recognized compensation consulting firm approved by the Committee. For purposes of determining the Normal Grant for a Covered Year, the Committee will use a Stock price (i) for 1995 only, selected by the Committee, in its discretion, which, based upon the Committee's consideration of such factors as current Stock price, Stock price movements over a period deemed representative by the Committee and relevant information concerning industry conditions and market trends, fairly represents the value of the Stock on the Approval Date, and (ii) for other Covered Years, equal to the average Fair Market Value of the Stock for the 5 consecutive trading days next preceding the date which is 14 days prior to the Approval Date.

          1.11 Option Agreement. A written agreement specifying the terms and conditions of each Option Grant under this Plan, as described in Section 6.8.

          1.12 Option Grant. A non-qualified stock option to purchase a specified number of shares of Stock at the Option Price specified in the Option Grant, subject to the terms and conditions of this Plan and the governing Option Agreement.

          1.13 Option Price.  The Fair Market Value of the Stock on the Grant
     Date.

          1.14 Participant. An Employee or former Employee who is selected as an Option Grant recipient in accordance with Article II and who continues to hold outstanding Option Grants under this Plan.

          1.15 Peer Group Companies. The companies included in the Standard & Poors Paper and Forest Products Industry Index from time to time (but excluding the Corporation).

          1.16 Plan. The Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan as described in this plan document.

          1.17 Plan Administrator. The person or entity having administrative authority under this Plan, as specified in Article IV.

          1.18 Salary Grade. The salary grade of a Participant as established from time to time by the Compensation Department of the Corporation in accordance with the Corporation's generally applicable policies.

          1.19 Stock. Georgia-Pacific Corporation common stock, eighty cents ($0.80) par value per share.

          1.20 Subsidiary. Subsidiary shall mean any corporation (other than the Corporation) in any unbroken chain of corporations beginning with the Corporation if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          1.21 Term or Term of the Plan. The 5-year period commencing on the Effective Date and ending on March 31, 2000.

          1.22 Total Shareholder Return. For a given period and a given common stock, the number determined by the formula [(SB + SD)PE - 100] / 100, where (i) "SB" is the number of shares of the common stock (including fractional shares) that could be bought with an initial $100 investment at PB, or $100 / PB; (ii) "SD" is the total number of shares of the common stock (including fractional shares) which could be purchased with the dividends (or allocated portion of a per share dividend) paid on SB shares of the common stock during the measurement period (and any additional shares or fractional shares allocated in accordance with this subsection
     (ii) with respect to dividends paid during the measurement period but prior to the dividend in question), determined in the case of each such dividend paid using the closing price of the common stock on the trading date coincident with or next preceding the date of payment of the dividend;
     (iii) "PB" is the closing price of the common stock on the last trading day before the first day of the measurement period; and (iv) "PE" is the closing price of the common stock on the last trading day of the measurement period. In calculating the Total Shareholder Return for a given common stock, the Plan Administrator will apply the principles of Section
     3.7 (except for the proviso in the last sentence of that section) as if that section applied to the common stock.

          1.23 Vesting Date. The date upon which an Option Grant under this Plan first becomes exercisable in accordance with the provisions of Sections 3.3 or 3.4.

          1.24 Weighted Average Total Shareholder Return. For any given measurement period, the average of the Total Shareholder Returns for a named group of corporations with the return of each such corporation weighted on the basis of its market capitalization at the beginning of the measurement period.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1 Selection of Participants. Prior to the Effective Date, but subject to the approval of this Plan by the Board and the shareholders, the Committee, in its sole discretion, shall designate those Employees who will be Participants in this Plan on the Effective Date. The Grant Date for Participants selected pursuant to the preceding sentence shall be the Effective Date. Prior to each Grant Date following the Effective Date, the Committee, in its sole discretion, shall designate the Employees who shall become Participants in this Plan at each such Grant Date, provided that no Option Grant may have a Grant Date during the first calendar quarter of any year. Whenever an Employee is designated as a Participant on any Grant Date pursuant to this Section 2.1, the Plan Administrator shall cause notice to be given to the Participant in writing specifying:

          (a) The Participant's Option Grant;

          (b) The Grant Date for the Participant's Option Grant; and

          (c) The Option Price for the Participant's Option Grant.

     The Plan Administrator shall also provide to each Participant with respect to a given Grant Date an Option Agreement governing the Option Grant made on that Grant Date executed on behalf of the Corporation and, if one has not been supplied previously, a copy of this Plan.

                                  ARTICLE III

                                INCENTIVE AWARDS

     3.1 Option Grants. Subject to the provisions of Section 3.2 regarding augmented Option Grants, during the Term of this Plan, each Participant selected by the Committee for any Grant Date (as determined by the Committee) shall receive an Option Grant of a number of shares of Stock equal to a Normal Grant (as determined by the Committee as of the Approval Date). The exercise price for each Option Grant shall be the Option Price for the Grant Date for that Option Grant. Except as provided in Section 3.7, the Option Price for an Option Grant may not be modified after the Grant Date. Each such Option Grant shall be subject to the provisions of this Plan and the Option Agreement approved by the Committee pursuant to Section 6.8 governing that Option Grant. At no time during the Term of the Plan may the aggregate of Option Grants outstanding and the number of shares of Stock issued upon exercise of Option Grants under this Plan exceed 8,100,000 shares of Stock (subject to adjustment in accordance with Section 3.7). In addition, no Participant in this Plan may receive aggregate Option Grants in excess of 200,000 shares of Stock during any calendar year during the term of this Plan. Option Grants remain "outstanding" for purposes of this Section 3.1 until forfeited under Section 3.5 or, to the extent not exercised, for a period of 10 years from the Grant Date. Shares authorized by this Plan but not subject to Option Grants under Section 2.1 and Option Grants forfeited under Section 3.5 will be available for Option Grants to Participants under Section 2.1. Shares issued pursuant to the exercise of a vested Option Grant under this Plan may be authorized but unissued shares of Stock or treasury Stock.

     3.2 Augmented Option Grants. Notwithstanding anything in Section 3.1 to the contrary (but still subject to the limitation on aggregate outstanding and individual Option Grants provided in that Section): (i) in the event that the Corporation's Total Shareholder Return for the 3, 4 or 5 full fiscal years of the Corporation immediately preceding any Grant Date subsequent to the Effective Date is greater than or equal to the 65th percentile -- but less than the 75th percentile -- of the Total Shareholder Returns for Peer Group Companies, the number of shares of Stock granted to a Participant as of such subsequent Grant Date shall be 120% of the Normal Grant for that Participant (as determined by the Committee); and (ii) in the event that the Corporation's Total Shareholder Return for the 3, 4 or 5 full fiscal years of the Corporation immediately preceding any Grant Date subsequent to the Effective Date is greater than or equal to the 75th percentile of the Total Shareholder Return of Peer Group Companies, the number of shares of Stock granted to a Participant as of such subsequent Grant Date shall be 140% of the Normal Grant for that Participant (as determined by the Committee). In the event that more than one of the standards described in this Section 3.2 apply, the standard producing the highest Option Grant will apply, provided that this Section 3.2 shall not apply to the initial Option Grant to any Participant under this Plan.

     3.3 Normal and Accelerated Vesting of Option Grants. No Option Grant may be exercised prior to its Vesting Date, but on and after its Vesting Date, an Option Grant may be exercised in accordance with -- and to the extent permitted under -- the terms of this Plan and the applicable Option Agreement. An Option Grant will vest without regard to performance standards stated in this Section
3.3 on the 183rd day following the 9th anniversary of the Grant Date. Option Grants are subject to accelerated performance-based vesting in accordance with any of the following rules:

          (a) An Option Grant will vest on the 3rd anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 3 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

          (b) An Option Grant will vest on the 4th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 4 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

          (c) An Option Grant will vest on the 5th anniversary of the Grant Date if the Corporation's Total Shareholder Return for the immediately preceding 5 full fiscal years exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period.

     Vesting under subsections (a), (b) and (c) shall be conditioned upon the Committee's written certification that the performance vesting standards of this
Section 3.3 have been met. Vesting of Option Grants under this Section 3.3 is subject in all cases to the restrictions/forfeiture rules in Section 3.5. Option Grants vesting pursuant to this Section 3.3 may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the Grant Date (not inclusive), provided that if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)) after the Vesting Date of an Option Grant and before that Option Grant has expired, the vested Option Grant may be exercised only during the 90-day period following the Participant's date of termination or, if shorter, during the remaining period before the Option Grant expires. If a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than retirement (as defined in Section 3.4(b)(i)), death or disability (as defined in Section 3.4(b)(iii)) prior to the Vesting Date of an Option Grant, the Option Grant will terminate as of the Participant's termination date, and the Participant will have no further rights under that Option Grant.

     3.4 Special Vesting.

     (a) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, the performance-based vesting provisions of subsections (a), (b) and (c) of Section
3.3 shall operate to vest any then-outstanding Option Grants held by Participants who retire (as defined in Section 3.4(b)(i)), die or become disabled (as defined in Section 3.4(b)(iii)) prior to the Vesting Dates of such Option Grants even if such vesting occurs after the termination of their employment with the Corporation and its Subsidiaries.

     (b) Notwithstanding anything in Sections 3.3 or 3.5 to the contrary, if an Option Grant is not vested pursuant to the performance-based vesting standards of subsections (a), (b) and (c) of Section 3.3 or another provision of this Plan, it will vest in the circumstances and on the date specified in paragraphs
(i) through (iii) below to the extent permitted by the schedule set forth in
Section 3.4(c):

          (i) If a Participant terminates employment with the Corporation and its Subsidiaries after attaining age 65 or age 55 and 10 years of service for vesting purposes under the Georgia-Pacific Corporation Savings and Capital Growth Plan (other than a termination for Cause), on the later of his/her retirement date or the 5th anniversary of the Grant Date;

          (ii) If the Participant dies, on the later of his/her date of death or the 5th anniversary of the Grant Date; or

          (iii) If the Participant becomes totally disabled as defined under the Georgia-Pacific Corporation Salaried Long-Term Disability Plan (whether or not the Participant actually participates in that plan), as determined by the Plan Administrator in its sole discretion, on the later of his/her date of termination of employment with the Corporation and its Subsidiaries because of such disability or the 5th anniversary of the Grant Date.

     (c) A Participant who is entitled to special vesting in accordance with
Section 3.4(b) above will vest in his/her outstanding Option Grants as of the applicable date specified in Section 3.4(b) to the extent indicated in paragraphs (i) through (vi) below:

          (i) If special vesting described in Section 3.4(b)(i) through (iii) occurs prior to the 5th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 50% of that Option Grant will vest and 50% will be forfeited.

          (ii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 5th anniversary, but prior to the 6th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 60% of that Option Grant will vest and 40% will be forfeited.

          (iii) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 6th anniversary, but prior to the 7th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 70% of that Option Grant will vest and 30% will be forfeited.

          (iv) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 7th anniversary, but prior to the 8th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 80% of that Option Grant will vest and 20% will be forfeited.

          (v) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 8th anniversary, but prior to the 9th anniversary, of the Grant Date of an outstanding Option Grant that has not otherwise vested, 90% of that Option Grant will vest and 10% will be forfeited.

          (vi) If special vesting described in Section 3.4(b)(i) through (iii) occurs on or after the 9th anniversary of the Grant Date of an outstanding Option Grant that has not otherwise vested, 100% of that Option Grant will vest.

     (c) The special vesting dates specified in this Section 3.4 shall be considered Vesting Dates for purposes of this Plan.

     (d) Option Grants vesting pursuant to Section 3.4(a) may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the applicable Grant Date (not inclusive). Option Grants vesting pursuant to Section 3.4(b) may be exercised at any time on or after the Vesting Date and prior to the 183rd day following the Vesting Date (not inclusive) or, if earlier, prior to the 10th anniversary of the applicable Grant Date (not inclusive).

     3.5 Restrictions on Option Grants/Forfeitures. Option Grants under this Plan will be subject to the following restrictions and forfeiture rules:

          (a) Subject to Section 3.4, if a Participant's employment with the Corporation is terminated for any reason prior to the Vesting Date for an Option Grant, the Participant shall forfeit all rights with respect to that Option Grant, and the Option Agreement governing that Option Grant shall be null, void and of no effect as of the date his/her employment terminates.

          (b) An Option Grant shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6.1), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Option Grants, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Option Grant that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Option Grant or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer this Option Grant, this Option Grant shall terminate and be of no force or effect.

          (c) A Participant shall have no rights as a stockholder with respect to outstanding Option Grants until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

          (d) To the extent that a vested Option Grant is not exercised during the period provided for its exercise under this Plan and the related Option Agreement, the Participant shall forfeit all rights with respect to that Option Grant and the Option Agreement shall expire as of the close of the last day of the prescribed exercise period.

          (e) Notwithstanding anything in this Plan to the contrary, if a Participant is terminated for Cause, all of such Participant's outstanding Option Grants under this Plan for which the Vesting Date has occurred on or prior to his/her date of termination shall terminate as of such date of termination unless and to the extent that the Committee determines (after taking into account the provisions of Section 6.9) that such forfeiture in a given case would violate applicable law.

     3.6 No Bar to Corporate Restructuring. The existence of this Plan or outstanding Option Grants under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. Any shares of stock accruing to outstanding Option Grants as a result of any adjustment under Section 3.7 will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

     3.7 Capital Readjustments/Option Grant Modifications. The Option Grants under this Plan will be made in shares of the Stock as constituted on the Grant Date of each Option Grant. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and Option Price of shares subject to outstanding Option Grants and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event; provided, however, that the number of shares subject to any Option Grant shall always be a whole number.

     3.8 Change of Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control of the Corporation (as defined in this Section 3.8), all outstanding Option Grants which are not yet vested shall vest as of the effective date of such Change of Control if the Total Shareholder Return of the Corporation for at least one of the 3-year, 4-year or 5-year periods ending on the effective date of the Change of Control exceeds the Weighted Average Total Shareholder Return of all Peer Group Companies for the same period. Option Grants vested pursuant to this Section 3.8 may be exercised at any time from and after the effective date of the Change of Control (which shall be considered the applicable Vesting Date) and prior to the 10th anniversary of the Grant Date. For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% of more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection
     (c) of this section 3.8; or

          (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     3.9 Fractional Shares. Notwithstanding anything in this Plan to the contrary, Option Grants shall always be in whole numbers of shares. In the event any adjustment to an Option Grant pursuant to this Plan would otherwise result in the creation of a fractional share interest, the affected Option Grant shall be rounded to the nearest whole share (with 0.5 share rounded to the next higher whole number).

                                   ARTICLE IV

                              PLAN ADMINISTRATION

     4.1 Plan Administrator. The Plan will be administered by the Committee. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, Participants and other employees. The Committee shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan and the Board resolutions establishing the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith. Where specified in this Plan, Plan Administrator actions will be subject to approval of the shareholders of the Corporation.

     4.2 Delegation. The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Committee under the Plan. Such agents shall serve at the pleasure of the Committee. The decisions of any such agents taken within the scope of his/her authority will have the same effect as decisions by the Committee. Notwithstanding anything in this Section 4.2 to the contrary, the Committee may not delegate its authority to determine the Participants at any Grant Date or to make or adjust Option Grants of Stock under this Plan.

                                   ARTICLE V

                           AMENDMENT AND TERMINATION

     5.1 Amendment and Termination. The Board expressly reserves the right to amend or terminate the Plan at any time, provided, however, that no amendment or termination may modify the terms and conditions of any Option Grant made to a Participant prior to the adoption of any such amendment or termination or of the related Option Agreement (except as may be required by law) without the written approval of the affected Participant(s). Notwithstanding the foregoing, no amendment may, without the approval of the Shareholders of the Corporation:

          (a) Increase the maximum number of shares of Stock authorized for aggregate outstanding and individual Option Grants under Section 3.1 (increases pursuant to Section 3.7 will not be considered amendments for purposes of this Section);

          (b) Extend the Term of this Plan;

          (c) Amend the provisions of this Section 5.1; or

          (d) Modify or permit modification of the Option Price for any outstanding Option Grant made pursuant to this Plan (modifications of the Option Price pursuant to Section 3.7 will not be considered amendments for purposes of this Section).

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     6.1 Non-Transferability/Designation of Beneficiary.

     (a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber any Option Grant which he/she may receive under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

     (b) Notwithstanding anything in subsection (a) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such a designation shall be made in writing, and filed with the Corporation. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Corporation. If a Participant fails to designate a beneficiary, then Section 3.5(b) will apply.

     6.2 Continued Employment. Neither participation in this Plan nor any Option Agreement shall constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Corporation or a Subsidiary or (2) of the Corporation or a Subsidiary to continue to employ such Participant, and the Corporation may terminate a Participant at any time with or without cause.

     6.3 Plan Unfunded. The compensation provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund this Plan has been established, nor is it the Corporation's intention to do so. Each Participant shall be a general and unsecured creditor of the Corporation with respect to any interest he/she may have under this Plan.

     6.4 Taxation. This Plan may give rise to compensation subject to federal and state tax withholding (including, without limitation, FICA withholding) in the calendar year in which vested Option Grants are exercised, and such withholding taxes shall be the responsibility of the Participant exercising the options.

     6.5 Retirement Plans and Welfare Benefit Plans. Except as otherwise specified in this Plan and the plan in question, the value of compensation under this Plan will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

     6.6 Medium of Payment. The Committee, in its discretion, may specify in the Option Agreements that the Option Price shall be payable upon the exercise of the Option Grant either (i) in United States dollars in cash or by certified check, bank draft or postal or express money order payable to the order of the Corporation, or (ii) in shares of Stock having at the time the Option Grant is exercised a Fair Market Value equal to the purchase price of the shares acquired pursuant to the exercise of the Option Grant, or (iii) a combination thereof.

     6.7 No Cash Bonuses or Surrender Rights. No cash bonuses may be granted with respect to an Option Grant under this Plan, and no Option Grant or Option Agreement may provide that in lieu of the exercise of the Option Grant, or any portion thereof, the Participant may surrender his/her Option Grant, or any portion thereof, to the Corporation.

     6.8 Option Agreements. Option Grants made pursuant to the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to the terms of this Plan.

     6.9 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, where applicable, federal law.

     6.10 Severability. If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

     6.11 Headings/Gender. Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

                                  ARTICLE VII

                      EFFECTIVE DATE/SHAREHOLDER APPROVAL

     7.1 Effective Date. This Plan shall become effective on the Effective Date as defined in Section 1.6.

     7.2 Shareholder Approval. Notwithstanding anything in this Plan to the contrary, the Plan shall be null and void from inception if the Plan is not approved by affirmative votes of the holders of a majority of the securities of the Corporation present or represented by proxy and entitled to vote at a meeting duly held in accordance with the applicable corporate law of the State of Georgia and the By-Laws of the Corporation on or prior to April 1, 1996.

                                                                       EXHIBIT C

                          GEORGIA-PACIFIC CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN

     1. THE PLAN. This Plan shall be known as the "1995 Employee Stock Purchase Plan". The purpose of this Plan is to permit employees of Georgia-Pacific Corporation (the "Company") and of each Subsidiary, as hereinafter defined, to obtain or increase a proprietary interest in the Company by permitting them to purchase shares of the Company's Common Stock (as defined in Section 12(a)) on a discount basis. The term "Subsidiary" shall mean:

          (i) Each domestic corporation in which, on the Offering Date hereinafter referred to, the Company owns at least 51% of the total combined voting power of all classes of stock,

          (ii) Each other domestic corporation in which a Subsidiary owns at least 51% of the total combined voting power of all classes of its stock, and

          (iii) Each foreign corporation in which, on the Offering Date hereinafter referred to, the Company owns at least 51% of the total combined voting power of all classes of stock and which is designated by the Board of Directors of the Company at the date of its adoption of this Plan as a participating company, provided, however, that notwithstanding the foregoing, Georgia Temp, Inc. shall not be included as a Subsidiary for purposes of this Plan.

     2. THE OFFERING. The Company shall offer an aggregate of 2,000,000 authorized and unissued shares of its Common Stock for subscription in the manner and on the terms hereinafter provided by those persons who are Eligible Employees on July 3, 1995 (the "Offering Date"). The purchase price per share shall be 85% of the mean between the high and low sales prices for shares of the Common Stock on the Offering Date (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal). The purchase price per share shall be subject to adjustment in accordance with the provisions of Section 12(a).

     3. ELIGIBLE EMPLOYEES. The "Eligible Employees" shall be those persons, and only those persons, who are full-time employees of the Company or a Subsidiary on the Offering Date, except any person who immediately prior to the Offering Date would be deemed for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any other corporation which constitutes a subsidiary corporation of the Company within the meaning of that section; provided, however, that no such Eligible Employee shall have the right to purchase any Common Stock under this Plan unless such person is employed full-time by the Company or a Subsidiary continuously from and including July 3, 1995 through and including September 15, 1995. For purposes of this Section 3, "full-time employees" shall mean all employees of the Company or a Subsidiary except those (i) whose customary employment is 20 hours or less per week or 5 months or less per year (determined as of July 3, 1995) or (ii) who are (as of July 3, 1995) officers (other than Assistant Secretaries or Assistant Treasurers) of the Company or other employees of the Company subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and such rules and regulations as may be promulgated thereunder (all as amended from time to time) and who are "highly-compensated employees" within the meaning of Section 414(q) of the Code.

     4. SUBSCRIPTIONS. (a) As soon as practicable after the Company has satisfied the requirements of the applicable federal and state securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, each Eligible Employee shall (subject to the terms of this Plan) be entitled to subscribe, in the manner and on the terms herein provided, for the number of whole shares of Common Stock of the Company designated by him which can be purchased, at the purchase price, with 24 monthly installments of not less than $10 nor more than the lesser of $1,500 or 20% of his monthly rate of compensation, determined as hereinafter provided. Anything herein to the contrary notwithstanding, if any person entitled to subscribe for shares hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company which are issued and outstanding immediately after the Offering Date, the maximum number of shares for which such person shall be entitled to subscribe pursuant to this Plan shall be reduced to that number which, when added to the number of shares of Common Stock of the Company which such person is so deemed to own (excluding the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula), is one less than such 5%.

     (b) In the case of each Eligible Employee who shall have been on the payroll of the Company or a Subsidiary, or both, for the entire month of June 1995, the monthly rate of compensation shall be deemed the base salary paid or accrued to such Eligible Employee for such month plus, in the case of such an Eligible Employee whose compensation for such month was based wholly or partly on a sales or incentive commission for which no accrual was made for June 1995, an amount equal to the portion attributable to one-twelfth of the amount of commissions accrued to such Eligible Employee for the year ended December 31, 1994 on the books of the Company or the Subsidiary in accordance with such arrangement. In the case of all other Eligible Employees, the monthly rate of compensation shall be computed on the basis of the rate of base salary in effect immediately prior to the Offering Date.

     (c) This Plan shall be submitted for approval by shareholders of the Company prior to February 1, 1996. Subscriptions shall be subject to the condition that prior to such date this Plan shall be approved by the shareholders of the Company in the manner contemplated by Section 423(b)(2) of the Code. If not so approved prior to such date, this Plan shall terminate, all subscriptions hereunder shall be canceled and be of no further force and effect, and all persons who shall have subscribed for shares pursuant to this Plan shall be entitled to the prompt refund in cash, with interest as provided in Section 5(b), of all sums withheld from or paid by them pursuant to this Plan and subscriptions hereunder.

     (d) Subscriptions pursuant to this Plan shall be evidenced by the completion and execution of a subscription agreement in the form provided by the Company and the delivery thereof to the Company, at the place designated by the Company, prior to September 15, 1995. Subscription agreements shall be subject to termination or reduction through September 15, 1995, but only with the written consent of the Company and, further, shall not be subject to termination or modification after the full purchase price of all shares covered by such agreement has been withheld or paid as provided herein.

     (e) In the event that upon the termination of the subscription period under this Plan the aggregate number of shares subscribed for pursuant to this Plan shall exceed 2,000,000, then all subscriptions shall be reduced proportionately, but disregarding fractions of shares, to the extent necessary so that the aggregate number of shares covered by all such subscriptions pursuant to this Plan will not exceed 2,000,000.

     5. PAYMENT OF PURCHASE PRICE. (a) Except to the extent provided in Sections 7, 8, 9 and 10, the purchase price of all shares purchased pursuant to this Plan shall be paid in equal installments withheld from the subscribing employee's compensation during the period of 24 consecutive calendar months commencing with October 1995. The amount withheld shall be determined as follows:

          (i) in the case of employees paid weekly, 104 weekly installments, each equal to 1/104th of the purchase price per share, multiplied by the number of shares under subscription;

          (ii) in the case of employees paid bi-weekly, 52 bi-weekly installments, each equal to 1/52nd of the purchase price per share, multiplied by the number of shares under subscription;

          (iii) in the case of employees paid semi-monthly, 48 semi-monthly installments, each equal to 1/48th of the purchase price per share, multiplied by the number of shares under subscription; and

          (iv) in the case of employees paid monthly, 24 monthly installments each equal to 1/24th of the purchase price per share, multiplied by the number of shares under subscription.

For purposes of this Plan, the due date for any installment shall be the last day of the payroll period to which it relates or, if later, the date on which the payroll deduction for that period would normally be taken. "Timely" payment of an installment not paid through payroll deduction shall mean payment of the installment on or before the due date for that installment (payments are deemed made only upon receipt). In the event of a change in an employee's payment schedule, an appropriate change shall be made in the schedule of installments to be withheld so that the portion of the purchase price not theretofore withheld will be withheld in equal installments over the remainder of such 24-month period. No amount shall be withheld or paid after September 30, 1997.

     (b) Any person who shall become entitled to receive cash as a refund pursuant to the provisions of this Plan shall be entitled to receive at the same time, also in cash, simple interest on the amount of such refund computed from the respective dates of withholding, at the rate of 6% per annum. Cash refunds which represent less than the total amount theretofore withheld from and paid by the subscribing employee shall be deemed to represent the amounts most recently so withheld and paid, and such interest shall be computed accordingly. Except as provided in this Section 5(b), no interest shall accrue or be payable on any amount withheld from, paid by or refunded to any subscribing employee. No interest shall accrue or be payable on the unpaid balance of the purchase price of any shares subscribed for pursuant to this Plan.

     6. ISSUANCE OF SHARES; DELIVERY OF STOCK CERTIFICATES. Shares covered by a subscription agreement entered into pursuant to this Plan shall, for all purposes, be deemed to have been issued and sold at the close of business on the first day on which the full purchase price of all shares then covered by such agreement shall have been withheld or paid as provided herein. Prior to that time, no person shall have any rights as a holder of any shares covered by such a subscription agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to that time except as provided in
Section 12(a). Within 30 days after the full purchase price of all shares covered by a subscription agreement shall have been so withheld or paid, the Company shall issue and deliver a stock certificate or certificates therefor.

     7. RIGHT TO TERMINATE SUBSCRIPTION OR TO REDUCE NUMBER OF SHARES SUBSCRIBED FOR. (a) Subject to the provisions of Section 4(d), each subscribing employee shall have the right, at any time before the full purchase price of all shares then covered by his subscription agreement shall have been withheld or paid, to terminate his subscription agreement or to reduce the number of shares covered thereby by notice in writing delivered to the Company.

     (b) A subscribing employee who shall terminate his subscription agreement shall be entitled, at his option, (i) to the prompt refund, in cash, of the full amount theretofore withheld from and paid by him pursuant to this Plan and such subscription agreement, with interest as provided in Section 5(b), or (ii) subject to approval of this Plan by the shareholders of the Company as contemplated by Section 4(c), and except as provided in Section 14, to receive shares of Common Stock and cash as described in Section 8(a)(i), and such shares shall be deemed to have been issued and sold at the close of business on the day on which the employee's notice was delivered to the Company or, if the Plan is approved by the shareholders after such notice is delivered, on the day of such approval by the shareholders.

     (c) A subscribing employee who shall reduce the number of shares covered by his subscription agreement shall be entitled, at his option, (i) to the prompt refund, in cash, of the amount by which the amount theretofore withheld from and paid by him pursuant to this Plan and such subscription agreement exceeds that which would have been so withheld and paid if the number of shares originally subscribed for had been the number to which he has reduced his subscription, with interest as provided in Section 5(b), or (ii) to apply such excess in equal amounts to the reduction of future installments of the purchase price of the reduced number of shares covered by the subscription agreement.

     8. RETIREMENT. (a) If a subscribing employee shall retire from employment with the Company, all Subsidiaries and all of the members of the Company's controlled group of corporations, he shall have, during the period of 90 days following the date of termination (but in no event after September 30, 1997) the rights provided in Section 7(b)(i) and the additional rights, subject to the approval of this Plan by the shareholders of the Company as contemplated by
Section 4(c), and except as provided in Section 14, (i) to receive the number of whole shares which can be purchased at the purchase price under this Plan with the full amount theretofore withheld from and paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash), and such shares shall be deemed to have been issued and sold at the close of business on the day on which the employee's election to exercise this right was delivered to the Company or, if this Plan is approved by the shareholders after such notice is delivered, on the day of such approval by the shareholders, or
(ii) to prepay in cash in a lump sum the unpaid balance of the purchase price of the shares covered by his subscription agreement. Any such retired employee who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to receive shares of Common Stock and cash as described in subparagraph (i) of this Section 8(a).

     DEATH OR DISABILITY. (b) In the event of the death or disability of a subscribing employee prior to the payment in full of the purchase price of the shares subscribed for by him pursuant to this Plan, or the death or disability of a retired employee during the period of 90 days following the date of his retirement and before having exercised the rights provided or referred to in
Section 8(a), the disabled employee or the beneficiary of the decedent, as the case may be, shall have, during the period of 90 days following the occurrence of the disability or of the decedent's death (but in no event after September 30, 1997), the rights provided or referred to in Section 8(a). Any such disabled employee or beneficiary who shall not make a timely election to exercise such rights shall be deemed to have elected to exercise the right to receive shares of Common Stock and cash as described in Section 8(a)(i). For purposes of this subsection (b), a subscribing employee's date of "disability" shall be the last day of his salary continuation period under the Company's policy providing salary continuation for salaried employees who are medically unable to work because of injury or illness, and a subscribing employee shall be deemed "disabled" at such time only if the employee would be "totally disabled" pursuant to the standards set forth in the Georgia-Pacific Corporation Salaried Long-Term Disability Plan whether or not he or she is covered under that plan.

     TERMINATION OF EMPLOYMENT OTHER THAN BY REASON OF RETIREMENT, DEATH OR DISABILITY. (c) In the event of the voluntary or involuntary termination of employment with the Company, all its Subsidiaries and all other members of the Company's controlled group of corporations of a subscribing employee other than by reason of retirement, death or disability, the employee shall have, during a period of 90 days following the date of termination (but in no event after September 30, 1997), the rights provided in Sections 7(b)(i) and (ii). Any employee whose employment shall be terminated under circumstances contemplated by this Section 8(c) who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to exercise the right provided in Section 7(b)(ii).

     TRANSFER TO NON-PARTICIPATING MEMBER OF CONTROLLED GROUP OF CORPORATIONS.
(d) In the event that a subscribing employee is transferred to a member of the Company's controlled group of corporations which is not a Subsidiary, he may continue to participate in this Plan as if the transferee employer were a Subsidiary.

     ELECTION AS OFFICER OF THE COMPANY OR DESIGNATION AS SECTION 16 PERSON.
(e) In the event that a subscribing employee is "highly compensated" (as defined in Section 3(ii)) and is elected as an officer of the Company or is designated as a non-officer employee of the Company subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and such rules and regulations as may be promulgated thereunder (all as amended from time to time), the employee shall have, during a period of 30 days following the effective date of such election (but in no event after September 30, 1997), the rights provided in Sections 7(b)(i) and (ii). Any employee whose subscription shall be terminated under circumstances contemplated by this Section 8(e) who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to exercise the right provided in Section 7(b)(ii).

     9. TEMPORARY LAYOFF AND AUTHORIZED LEAVE OF ABSENCE. (a) Installment payments shall be suspended during a period of temporary layoff or authorized leave of absence without pay. If the subscribing employee shall return to active service prior to September 30, 1997, installment payments shall be commenced or resumed, and he shall be entitled to elect, within 10 days after return to active service but in no event after September 30, 1997, either (i) to make up the deficiency in his account by an immediate lump sum cash payment equal to the aggregate of the installments which would have been withheld had he not been absent, or (ii) to have future installments uniformly increased (to the maximum possible extent) to adjust for such deficiency, or (iii) not to make up such deficiency and to reduce the number of shares under subscription by the number (increased to the next highest whole number) arrived at by dividing the amount of the deficiency by the purchase price per share. An employee who does not make a timely election pursuant to this Section 9(a) shall be deemed to have elected the alternative described in clause (iii) hereof.

     (b) For the purpose of this Plan, a subscribing employee shall be deemed to be terminated from his or her employment with the Company, any Subsidiary or any member of the Company's controlled group of corporations if such layoff or leave of absence exceeds a period of 90 consecutive days (unless the employee's right to reemployment is guaranteed either by statute or by contract), and, in such case, such employee shall have, effective as of the expiration of such 90-day period, only those rights provided in Section 8(c) hereof.

     10. INSUFFICIENCY OF PAY TO PERMIT WITHHOLDING OF INSTALLMENT. (a) If in any payroll period, for any reason other than temporary layoff or authorized leave of absence without pay, a subscribing employee shall receive no pay or his pay shall be insufficient (after all other proper deductions) to permit withholding of his installment payment, the employee may make payment of such installment in cash when due.

     (b) The Company shall treat any failure by a subscribing employee to make timely payment in cash of any installment which cannot be withheld because of the circumstances contemplated by Section 10(a) as cause for termination of his subscription agreement. Such termination shall be effected by the Company's mailing notice to that effect to such employee at his last known business or home address, and upon the mailing of such a notice, such employee's rights thereafter shall be limited to receive shares of Common Stock and cash as described in Section 8(a)(i).

     11. HARDSHIP WITHDRAWAL DISTRIBUTIONS UNDER CODE SECTION 401(k) PLANS. If a subscribing employee who participates in a qualified retirement plan subject to Code Section 401(k) (or the corresponding section of any revision of -- or successor to -- the Code dealing with cash or deferred arrangements) receives one or more hardship withdrawal distributions pursuant to the provisions of such plan, his installment payments pursuant to his subscription agreement shall be suspended for a period of twelve (12) consecutive months following the month in which the most recent such distribution is received. The employee's installment payments will automatically resume in accordance with the terms of his subscription agreement beginning with the first month after the end of the suspension period, provided however that no resumption of payments will occur if the suspension period ends after September 30, 1997. Installments not paid during the suspension period may not be made up, and the employee's subscription shall automatically be reduced to the extent of such installments.

     12. DEFINITION OF COMMON STOCK; EFFECT OF CERTAIN TRANSACTIONS. (a) The term "Common Stock" as used in this Plan refers to shares of the Common Stock of the Company as presently constituted and any shares of Common Stock which may be issued by the Company in exchange for or reclassification thereof. If, and whenever, at any time after the Offering Date and prior to the issue and sale by the Company of all of the shares of Common Stock covered by subscription agreements entered into pursuant to this Plan, the Company shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company or another corporation in which the Company is financially interested and otherwise than in discharge of the Company's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common Stock outstanding by a consolidation of shares, then (i) in the event of such an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately increased and the purchase price per share shall be proportionately reduced, and (ii) in the event of such a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately reduced and the purchase price per share shall be proportionately increased. Except as provided in this Section 12(a), no adjustment shall be made under this Plan or any subscription agreement entered into pursuant to this Plan by reason of any dividend or other distribution declared or paid by the Company.

     (b) Anything in this Plan or in any subscription agreement entered into pursuant hereto to the contrary notwithstanding (except as provided in Section
14), each subscribing employee shall have the right immediately prior to any merger or consolidation of which the Company is not to be the survivor, or the liquidation or dissolution of the Company, to elect (i) to receive the number of whole shares which can be purchased at the purchase price under this Plan with the full amount theretofore withheld from or paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash), (ii) to prepay in cash in a lump sum the unpaid balance of the purchase price of the shares covered by his subscription agreement or (iii) to receive cash plus interest as described in Section 7(b)(i). The subscription agreement of any subscribing employee who shall not make such an election shall terminate upon such merger, consolidation, liquidation or dissolution and his rights shall be those provided in clause (i) of this Section 12(b), unless the surviving corporation in its absolute and uncontrolled discretion shall offer such subscribing employee the right to purchase its shares in substitution for his rights under such subscription and he shall accept such offer.

     13. GENERAL DEFINITIONS. For purposes of this Plan: (i) the term "retire" shall refer to a subscribing employee's voluntary or involuntary termination at a time when he has attained age 65 or has attained age 55 and has accrued 10 years of service for vesting purposes under the Company's qualified retirement plans covering him, provided that termination for Just Cause shall not be considered retirement under this Plan; (ii) the "Company's controlled group of corporations" shall be those corporations which at a given date are part of the Company's "controlled group of corporations" as defined in Code Section 1563(a), except that in making such determinations, the phrase "more than 50 percent" will be substituted for "at least 80 percent" in Section 1563(a)(1) and
(a)(2)(A); (iii) "termination" or "retirement" shall be deemed to occur on the last day worked and for purposes of this Plan shall include a situation in which a member of the Company's controlled group of corporations ceases to be such by reason of change in the ownership of its stock; and (iv) "Just Cause" shall mean any of the following: the willful and continued failure of a subscribing employee to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness), the commission by a subscribing employee of a felony, the perpetration by a subscribing employee of a dishonest act or common law fraud against the Company, any of its Subsidiaries or any member of its controlled group of corporations, or any other willful act or omission which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or is otherwise injurious to the financial condition or business reputation of the Company, any of its Subsidiaries or any member of its controlled group of corporations.

     14. LIMITATION ON RIGHT TO PURCHASE. Anything in this Plan to the contrary notwithstanding, (i) no shares may be purchased under this Plan to the extent not permitted by Section 423(b)(8) of the Code and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to this Plan, after taking into account such person's rights, if any, to purchase Common Stock of the Company under all other stock purchase plans of the Company and any Subsidiary, the result would be that during the then current calendar year, such person would have become entitled to purchase during such calendar year under this Plan and all such other plans a number of shares of Common Stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to this Plan shall be reduced by the number which is one more than the number of shares which represents such excess.

     15. NON-ASSIGNABILITY; BENEFICIARY OR PERSONAL REPRESENTATIVE OF DECEASED EMPLOYEES. (a) None of the rights of an employee under this Plan or any subscription agreement entered into pursuant thereto shall be transferable by such employee otherwise than by will or the laws of descent and distribution and, during the lifetime of such employee, such rights shall be exercisable only by him; provided, however, that each subscribing employee may designate a beneficiary who, upon the employee's death, shall be entitled to exercise such rights as are set forth in Section 8(b) hereof. In the event such beneficiary is deceased or the Company is unable to locate such beneficiary after the death of the subscribing employee, or should the employee fail to designate a beneficiary, then the personal representative of such employee shall be entitled to exercise the rights set forth in Section 8(b). Any attempted transfer not permitted by this Plan or by the subscription agreements shall be void, and the Company shall treat such transfer as cause for termination of the subscription agreements of the transferor and, if the transferee is then a participant in the Plan, the transferee. Notice of termination shall be effected as provided in
Section 10(b) hereof, and the rights of such transferees and transferors shall be limited to the refund in cash without interest of the full amount theretofore withheld from and paid by each such subscribing employee pursuant to this Plan and their respective subscription agreements.

     (b) References herein, other than in Section 3 hereof, to employees shall be deemed to include the beneficiary of a deceased employee (or the personal representative of such deceased employee if such beneficiary is deceased, if the Company is unable to locate such beneficiary, or if the employee fails to designate a beneficiary).

     16. SHARES NOT SUBSCRIBED FOR DURING THE OFFERING PERIOD OR SUBSCRIBED FOR BUT NOT PURCHASED. Shares referred to herein which shall not be subscribed for, and shares which were subscribed for but thereafter cease to be subject to a subscription agreement hereunder, shall be free from any reservation for use in connection with this Plan and shall have the same status as all other unreserved authorized but unissued shares.

     17. CONSTRUCTION; ADMINISTRATION. All questions with respect to the construction and application of the Plan and subscription agreements entered into pursuant thereto and the administration of this Plan shall be settled by the determination of the Board of Directors of the Company (which term as used herein shall include the Compensation Committee of such Board) or of one or more other persons designated by it (or the Committee), which determinations shall be final, binding and conclusive on the Company and all employees and other persons.

     18. NOTICE. Any election or other notice required to be given by a subscribing employee under this Plan shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the place designated by the Company for delivery of the subscription agreement. If an election is made which requires the payment of a sum of money, such sum shall accompany the written election.

     19. AMENDMENT. The Plan may be amended by the Board of Directors in any way which shall not adversely affect the rights of employees under subscription agreements theretofore entered into pursuant hereto.

                                                                       EXHIBIT D

                          GEORGIA-PACIFIC CORPORATION

                          OUTSIDE DIRECTORS STOCK PLAN

                                    SEC. 1.

                                    PURPOSE

     The purpose of this Plan is to help Georgia-Pacific Corporation ("G-P") attract and retain well qualified individuals as Outside Directors (as defined below) and to align their interests more closely with the interests of G-P's other shareholders through annual grants of Stock to each Outside Director.

                                    SEC. 2.

                                  DEFINITIONS

     2.1. G-P. The term "G-P" shall mean Georgia-Pacific Corporation, a Georgia corporation.

     2.2. Market Price. The term "Market Price" shall mean the mean between the high and the low sales price for a share of Stock for a day as reported for such day in the record of Composite Transactions for the New York Stock Exchange and printed in The Wall Street Journal or, if there is no such report for such day, such prices as so reported and printed for the last trading day before such day.

     2.3. Outside Director. The term "Outside Director" shall mean a member of the Board of Directors of G-P who is not an employee of G-P or a G-P subsidiary.

     2.4. Plan. The term "Plan" shall mean this Georgia-Pacific Corporation Outside Directors Stock Plan, as such plan may be amended and in effect from time to time.

     2.5. Retirement. The term "Retirement" shall mean the termination of an Outside Director's status as such (a) because the Outside Director has reached the mandatory retirement age for a director under G-P's policy for directors as in effect when he or she reaches such age, (b) due to the Outside Director's taking a position with, or providing services to, a governmental, charitable or educational institution whose policies prohibit the Outside Director from continuing to serve as a director for G-P or (c) due to a determination by plan administrator (as defined in Section 4.1) that the Outside Director cannot continue as such without violating applicable law.

     2.6. Restriction Period. The term "Restriction Period" for any shares of Stock granted under sec. 3.2 to an Outside Director shall mean the period which begins on the date of such grant under sec. 3.2 and which ends on the earlier of
(a) the Outside Director's date of death or (b) six months after the date on which an Outside Director's status as such terminates at G-P's request as a result of a disability or his or her Retirement.

     2.7. Stock.  The term "Stock" shall mean G-P common stock, par value $0.80.

                                    SEC. 3.

                                  STOCK GRANTS

     3.1. Available Shares. G-P shall make 30,000 shares of Stock available for Stock grants under this Plan from G-P's authorized but unissued Stock.

     3.2. Annual Grants.

     (a) May 3, 1995. Each person who is an Outside Director on May 3, 1995 shall be granted 200 shares of Stock subject to the terms and conditions set forth in this Plan.

     (b) May 15, 1996 and Thereafter. Each person who is an Outside Director on May 15, 1996 or on May 15 of any subsequent year shall (while a sufficient number of shares of Stock remain available under sec. 3.1) be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $15,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock.

     3.3. No Transfer or Other Disposition. An Outside Director shall not have the right to sell, transfer, assign, pledge or otherwise encumber or dispose of any shares of Stock granted under this Plan during the Restriction Period with respect to such Stock and, during such Restriction Period, G-P shall retain custody of the certificate which represents such Stock.

     3.4. Dividends, Voting and Other Rights. Except as set forth in sec. 3.3, an Outside Director shall have the entire beneficial interest in the shares of Stock granted to him or to her under sec. 3.2 and shall have all the rights and privileges of a shareholder with respect to such shares of Stock, including the right to receive dividends on such Stock and to vote such Stock.

     3.5. Forfeiture. If an Outside Director's status as such terminates for any reason other than his or her death, his or her Retirement or at G-P's request as a result of a disability, he or she shall forfeit all shares of Stock granted to him or her under this Plan and all of his or her rights and privileges as a shareholder with respect to such Stock immediately shall terminate.

                                    SEC. 4.

                                 MISCELLANEOUS

     4.1. Administration. The Nominating Committee of G-P's Board of Directors (or any successor to such committee) shall be the administrator of this Plan and shall have the power to interpret this Plan and be responsible for the operation and administration of this Plan. The Nominating Committee shall interpret this Plan and operate and administer this Plan in a manner which shall qualify the grants of Stock made to Outside Directors under this Plan for an exemption under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time.

     4.2. References. All references made to sections under this Plan shall be to sections of this Plan.

     4.3. Construction. The headings and subheadings in this Plan have been included for convenience of reference only. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

     4.4. Stock Transfer. If any Stock issued under this Plan has not been registered under any applicable federal or state securities laws at the time such Stock is issued, G-P shall have the right, as a condition to the issuance of such Stock, to require the Outside Director to make such representations or take such other or additional action to satisfy any requirements of, or any exemptions to, any applicable state or federal securities laws respecting such issuance as G-P deems necessary or appropriate under the circumstances, and no such issuance shall be made under this Plan until such condition or conditions have been satisfied to G-P's satisfaction in full.

     4.5. Shareholder Approval. This Plan shall be null and void if G-P's shareholders fail to approve this Plan at a duly called meeting of such shareholders held on or before May 1, 1996, and any grant of Stock under this Plan before the date of such approval shall be made subject to such approval.

     4.6. Amendment. The Board of Directors of G-P may amend this Plan from time to time, provided, however, that no such amendment shall be made to this Plan more often than once every six months (other than to comply with the requirements of the Internal Revenue Code of 1986 or other applicable law, as amended, and any related rules or regulations), and no amendment shall become effective absent the approval of G-P's shareholders to the extent such amendment (under the terms of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) would

          (a) materially increase the benefits accruing to Outside Directors under this Plan,

          (b) materially increase the number of securities which may be issued under this Plan, or

          (c) materially modify the requirements as to eligibility for participation in this Plan.

     4.7. Termination. The Board of Directors of G-P shall have the right to terminate this Plan at any time, provided that the Plan shall continue in accordance with its terms in effect immediately prior to such termination with respect to grants made prior to the date such termination is approved by the Board of Directors.

GEORGIA-PACIFIC   (LOGO)

133 Peachtree Street, N.E.
Atlanta, Georgia 30303

                                                                                                                           EXHIBIT E
                                                    GEORGIA-PACIFIC CORPORATION
                                             PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                                  FOR ANNUAL MEETING MAY 2, 1995

P             The undersigned hereby appoints A.D. Correll, James F. Kelley and Kenneth F. Khoury, jointly and severally, proxies
R        with full power of substitution, to vote all shares of Common Stock of GEORGIA-PACIFIC CORPORATION owned of record by the
O        undersigned, and which the undersigned is entitled to vote on all matters which may come before the 1995 Annual Meeting of
X        Shareholders to be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on May 2, 1995 at 11:00 a.m.,
Y        local time, and any adjournments thereof, unless otherwise specified herein.

         Election of Directors:                                                   Change of Address:
         Nominees in Class II:  Donald V. Fites, Harvey C. Fruehauf, Jr.,
         David R. Goode, James B. Williams                                        -------------------------------------------------

                                                                                  -------------------------------------------------

                                                                                  -------------------------------------------------

                                                                                  -------------------------------------------------
                                                                                  (If you have written in the above space, please
                                                                                  mark the corresponding box on the reverse side of
                                                                                  this card.)

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
         ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR
         SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

        / X / Please mark your                                                                    SEE REVERSE SIDE
              votes as in this                                                                    ----------------
              example.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL
        BE VOTED FOR ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.


        1.  Election of Directors (See Reverse)

                 FOR                  WITHHELD
                /  /                   /  /

        FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
        --------------------------------------------------------

        2.  Approve 1995 Economic Value Incentive Plan

                 FOR                 AGAINST                 ABSTAIN
                 /  /                 /  /                    /  /


        3.  Approve 1995 Shareholder Value Incentive Plan

                FOR                  AGAINST                  ABSTAIN
               /  /                   /  /                     /  /

        4.  Approve 1995 Employee Stock Purchase Plan

               FOR                    AGAINST                  ABSTAIN
              /  /                     /  /                     /  /


        5.  Approve Outside Directors Stock Plan

               FOR                    AGAINST                  ABSTAIN
              /  /                     /  /                     /  /


            Do you plan to attend the Annual Meeting?

               YES                              NO
               /  /                            /  /

            Change of Address on Reverse Side

               YES
               /  /


           SIGNATURE(S)                                                            DATE
                        ---------------------------------------------------------      ----------------------------

           NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
